                                                                   EXHIBIT 10.32

===============================================================================


                                CREDIT AGREEMENT

                           dated as of March 13, 2000

                                     among

                      GS TECHNOLOGIES OPERATING CO., INC.,

                         GEORGETOWN STEEL CORPORATION,

                            ME INTERNATIONAL, INC.,

                                      and

                            ME-WEST CASTINGS, INC.,

                                 AS BORROWERS,
                                 -------------


                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                  AS LENDERS,
                                  -----------

                                      and

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                                    AS AGENT



                                  $130,000,000



===============================================================================

                               TABLE OF CONTENTS

SECTION               TITLE                                                                      PAGE
-------               -----                                                                      ----

ARTICLE I   DEFINITIONS; CONSTRUCTION...............................................................1
  1.01. Certain Definitions.........................................................................1
  1.02. Construction...............................................................................21
  1.03. Accounting Principles......................................................................22

ARTICLE II  THE CREDITS............................................................................22
  2.01. Loans......................................................................................22
  2.02. Notes; Repayment of Loans..................................................................23
  2.03. Notice of Borrowing; Making of Loans.......................................................23
  2.04. Reduction of Commitments; Prepayment; Termination Fee......................................26
  2.05. Interest...................................................................................28
  2.06. Interest Payment Dates.....................................................................29
  2.07. Amortization...............................................................................29
  2.08. Payments; Periodic Statements; Fees........................................................29
  2.09. Use of Proceeds............................................................................32
  2.10. Eurodollar Rate Not Determinable; Illegality or Impropriety................................32
  2.11. Reserve Requirements; Capital Adequacy Circumstances.......................................33
  2.12. Indemnity..................................................................................34
  2.13. Sharing of Setoffs.........................................................................35
  2.14. Continuation and Conversion of Loans.......................................................35
  2.15. Taxes......................................................................................36
  2.16. Joint and Several Liability of the Borrowers...............................................38

ARTICLE III  LETTERS OF CREDIT.....................................................................40
  3.01. Letters of Credit..........................................................................40
  3.02. Participations.............................................................................44

ARTICLE IV  BORROWING BASE.........................................................................45
  4.01. Condition of Lending and Assisting in Establishing or Opening Letters of Credit............45
  4.02. Mandatory Prepayment.......................................................................45
  4.03. Rights and Obligations Unconditional.......................................................45
  4.04  Borrowing Base Certificate.................................................................45
  4.05. General Provisions.........................................................................46

ARTICLE V  CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT ISSUANCE AND LENDING......................46
  5.01. Conditions Precedent to Effectiveness......................................................46
  5.02. Conditions Precedent to Loans and Letters of Credit........................................50

ARTICLE VI  REPRESENTATIONS AND WARRANTIES.........................................................51

SECTION               TITLE                                                                      PAGE
-------               -----                                                                      ----

  6.01. Organization, Good Standing, Etc...........................................................51
  6.02. Authorization, Etc.........................................................................52
  6.03. Governmental Approvals.....................................................................52
  6.04. Enforceability of Loan Documents...........................................................52
  6.05. Subsidiaries...............................................................................52
  6.06. Litigation.................................................................................52
  6.07. Financial Condition........................................................................53
  6.08. Compliance with Law, Etc...................................................................53
  6.09. ERISA......................................................................................53
  6.10. Taxes, Etc.................................................................................54
  6.11. Regulation T, U or X.......................................................................54
  6.12. Nature of Business.........................................................................54
  6.13. Adverse Agreements, Etc....................................................................54
  6.14. Holding Company and Investment Company Acts................................................54
  6.15. Permits, Etc...............................................................................55
  6.16. Priority; Title............................................................................55
  6.17. Full Disclosure............................................................................55
  6.18. Environmental Matters......................................................................55
  6.19. Insurance..................................................................................56
  6.20. Financial Accounting Practices, Etc........................................................56
  6.21. No Material Adverse Effect.................................................................56
  6.22. Real Property; Leases......................................................................57
  6.23. Location of Bank Accounts..................................................................58
  6.24. No Event of Default........................................................................58
  6.25. Tradenames.................................................................................58
  6.26. Solvency...................................................................................58
  6.27. Inventory..................................................................................58
  6.28. Intellectual Property......................................................................58
  6.29. Material Contracts.........................................................................58
  6.30. Labor Relations; Collective Bargaining Agreements..........................................59

ARTICLE VII  AFFIRMATIVE COVENANTS.................................................................59
  7.01. Reporting Requirements.....................................................................59
  7.02. Compliance with Laws, Etc..................................................................63
  7.03. Preservation of Existence, Etc.............................................................64
  7.04. Keeping of Records and Books of Account....................................................64
  7.05. Inspection Rights..........................................................................64
  7.06. Maintenance of Properties, Etc.............................................................64
  7.07. Maintenance of Insurance...................................................................65
  7.08. Environmental Matters......................................................................65
  7.09. Further Assurances.........................................................................66
  7.10. Borrowing Base.............................................................................66
  7.11. Change in Collateral; Collateral Records...................................................66
  7.12. Financial Accounting Practices, Etc........................................................66
  7.13. Cash Management System.....................................................................67

SECTION TITLE                                                                                      PAGE
------- -----                                                                                      ----
  7.14. Landlord and Warehouse Waivers.............................................................68
  7.15. Additional Subsidiaries....................................................................68

ARTICLE VIII  NEGATIVE COVENANTS...................................................................68
  8.01. Liens, Etc.................................................................................68
  8.02. Indebtedness...............................................................................70
  8.03. Guarantees, Etc............................................................................70
  8.04. Merger, Consolidation, Sale of Assets, Etc.................................................71
  8.05. Change in Nature of Business...............................................................71
  8.06. Loans, Advances and Investments, Etc.......................................................72
  8.07. Dividends, Prepayments, Etc................................................................72
  8.08. Federal Reserve Regulations................................................................73
  8.09. Transactions with Affiliates...............................................................73
  8.10. ERISA......................................................................................74
  8.11. Capital Expenditures.......................................................................74
  8.12. Sales of Notes, Etc........................................................................74
  8.13. Compromise of Receivables..................................................................74
  8.14. Amendment of Indentures, Tax Sharing Agreement and Management
        Services Agreement.........................................................................74
  8.15. Limitation on Dividends and Other Payment Restrictions Affecting
        Subsidiaries...............................................................................74
  8.16. Limitation on Issuance of Additional Stock.................................................75
  8.17. Availability...............................................................................75

ARTICLE IX  MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL..........75
  9.01. Management of Collateral...................................................................75
  9.02. Accounts Receivable Documentation..........................................................77
  9.03. Status of Accounts Receivable and Other Collateral.........................................77
  9.04. Collateral Custodian.......................................................................78

ARTICLE X  DEFAULTS................................................................................78
  10.01. Events of Default.........................................................................78
  10.02. Consequences of an Event of Default.......................................................81
  10.03. Deposit for Letters of Credit.............................................................82
  10.04. Certain Remedies..........................................................................82

ARTICLE XI  MISCELLANEOUS..........................................................................83
  11.01. Holidays..................................................................................83
  11.02. Records...................................................................................83
  11.03. Amendments and Waivers....................................................................83
  11.04. No Implied Waiver; Cumulative Remedies....................................................84
  11.05. Notices...................................................................................84
  11.06. Expenses; Taxes; Attorneys' Fees; Indemnification.........................................85
  11.07. Application...............................................................................86
  11.08. Severability..............................................................................86

SECTION  TITLE                                                                                    PAGE
-------  -----                                                                                    ----
  11.09. Governing Law.............................................................................86
  11.10. Prior Understandings......................................................................86
  11.11. Duration; Survival........................................................................86
  11.12. Counterparts..............................................................................87
  11.13. Assignments; Participations...............................................................87
  11.14. Successors and Assigns....................................................................89
  11.15. Confidentiality...........................................................................89
  11.16. Waiver of Jury Trial......................................................................90
  11.17. Right of Setoff...........................................................................90
  11.18. Headings..................................................................................90
  11.19. Forum Selection and Consent to Jurisdiction...............................................90
  11.20. The Administrative Borrower as Agent for Borrowers........................................91

ARTICLE XII  THE AGENT.............................................................................91
  12.01. Appointment...............................................................................91
  12.02. Nature of Duties..........................................................................92
  12.03. Rights, Exculpation, Etc..................................................................92
  12.04. Reliance..................................................................................93
  12.05. Indemnification...........................................................................93
  12.06. Successor Agent...........................................................................94
  12.07. Collateral Matters........................................................................94

Exhibit A-1 -  Form of Revolving Credit Note
Exhibit A-2 -  Form of Term Note
Exhibit B   -  Form of Guaranty
Exhibit C-1 -  Form of Security Agreement [Current Assets]
Exhibit C-2 -  Form of Security Agreement [Equipment]
Exhibit D   -  Form of Borrowing Base Certificate
Exhibit E   -  Form of Notice of Borrowing
Exhibit F   -  Form of Letter of Credit Application
Exhibit G   -  Form of Assignment and Acceptance
Exhibit H   -  Form of Depository Account Agreement
Exhibit I   -  Form of Contribution Agreement
Exhibit J   -  Form of Exemption Certificate


Schedule 1.01(A)     -   Locations of Eligible Inventory
Schedule 1.01(B)     -   Commitments
Schedule 6.05        -   Subsidiaries
Schedule 6.06        -   Litigation
Schedule 6.09        -   Employee Plans
Schedule 6.10        -   Tax Assessments
Schedule 6.18        -   Environmental Matters
Schedule 6.19        -   Insurance
Schedule 6.22        -   Real Property; Leases
Schedule 6.23        -   Bank Accounts
Schedule 6.25        -   Tradenames
Schedule 6.29        -   Material Contracts
Schedule 6.30        -   Collective Bargaining Agreements
Schedule 8.01        -   Existing Liens
Schedule 8.02        -   Indebtedness
Schedule 8.03        -   Guaranties
Schedule 8.06        -   Investments

                                CREDIT AGREEMENT


                  CREDIT AGREEMENT, dated as of March 13, 2000, among GS TECHNOLOGIES OPERATING CO., INC., a Delaware corporation ("GSTOC"), GEORGETOWN STEEL CORPORATION, a Delaware corporation ("GSC"), ME INTERNATIONAL, INC., a Michigan corporation ("MEI"), and ME-WEST CASTINGS, INC., an Arizona corporation ("ME-West" and together with GSTOC, GSC and MEI, each a "Borrower" and collectively the "Borrowers"), the financial institutions from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as agent for the Lenders (in such capacity, the "Agent").

                                   BACKGROUND

                  The Borrowers have requested the Lenders to extend credit to the Borrowers consisting of (a) a term loan facility in the principal amount of $10,000,000 and (b) a revolving credit facility in an aggregate principal amount not to exceed $120,000,000 at any time outstanding, including a $25 million subfacility for the issuance of letters of credit. Subject to the terms and conditions set forth herein, the Lenders have agreed to provide such facilities.

                  Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION

                  1.01. Certain Definitions. In addition to other terms defined elsewhere in this Agreement, as used herein the following terms shall have the following respective meanings:

                  "Account Debtor" shall mean any Person that is in any way obligated to any Borrower on or in connection with any Account Receivable.

                  "Accountant's Opinion" shall have the meaning given that term in Section 7.01(a).

                  "Accounts Receivable" shall mean any and all rights of a Borrower to payment for goods sold or services rendered, including accounts, contract rights, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

                  "Adjusted Consolidated Debt Service Coverage Ratio" shall mean for any period, the ratio of (i) the sum of (A) Consolidated EBITDA for such period and(B) the amount of all capital contributions made by GS Technologies to GSTOC during such period less the aggregate amount of any such capital contributions the proceeds of which were used, directly or indirectly, to pay dividends or make loans or other payments by GSTOC or any of its Subsidiaries to GS

Technologies or GSI with respect to such period, to (ii) the sum of (A) Consolidated Interest Expense for such period and (B) the aggregate amount of all principal of Indebtedness of any of GSTOC and its Subsidiaries payable (whether by mandatory prepayment, at maturity, by acceleration or otherwise) or paid during such period.

                  "Adjusted Consolidated Fixed Charge Coverage Ratio" shall mean for any period, the ratio of (i) the sum of (A) Consolidated EBITDA for such period and (B) the amount of all capital contributions made by GS Technologies to GSTOC during such period less the aggregate amount of any such capital contributions the proceeds of which were used, directly or indirectly, to pay dividends or make loans or other payments by GSTOC or any of its Subsidiaries to GS Technologies or GSI with respect to such period, to (ii) the sum of (A) Consolidated Interest Expense for such period, (B) the aggregate amount of all principal of Indebtedness of any of GSTOC and its Subsidiaries payable (whether by mandatory prepayment, at maturity, by acceleration or otherwise) or paid during such period, and (C) Capital Expenditures of GSTOC and its Subsidiaries made or committed to be made during such period.

                  "Administrative Borrower" shall have the meaning given that term in Section 11.20.

                  "Affiliate" of a Person shall mean any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided, however, that none of the Agent and the Lenders shall be deemed to be an Affiliate of any Obligor.

                  "Agent" shall have the meaning specified therefor in the preamble hereto.

                  "Agent Account" shall mean an account in the name of the Agent designated to the Borrowers from time to time into which the Borrowers shall make all payments to the Agent, for the account of the Agent or the Lenders, as the case may be, under this Agreement.

                  "Agent Advances" shall have the meaning given that term in
Section 12.08.

                  "Agreement" shall mean this Credit Agreement.

                  "AIR" shall mean American Iron Reduction, LLC, a Delaware limited liability company.

                  "Applicable Eurodollar Rate" shall mean, for any Interest Period with respect to any Eurodollar Loan, the Eurodollar Rate plus 3.00%; provided, however, that (i) in the event that as of the Test Date for the Applicable Margin Period (A) the Adjusted Consolidated Debt Service Coverage Ratio for the Test Period ended on such Test Date is at least 1.50 to 1, such percentage shall be .25% less than the Applicable Eurodollar Rate that would otherwise be in effect after giving effect to the provisions of this definition other than this clause, and (B) the Adjusted Consolidated Debt Service Coverage Ratio for the Test Period ended on such Test Date is at least 1.75 to 1, such percentage shall be .25% less than the Applicable Eurodollar Rate that would otherwise be in effect after giving effect to the provisions of this definition other than this clause, and (ii) in the event that as of the first day of such Interest Period, the Permitted Term Loan Facility is in full force and effect, such percentage shall be .25% less than the Applicable Eurodollar Rate that would otherwise be in effect after giving effect to the provisions of this definition other than this clause. Only one (if any) rate reduction under clause (i)(A) or clause (i)(B) or clause (ii) above shall be taken into account in determining any rate reduction under any other such clause.

                  "Applicable Margin Period" shall mean each period commencing on a date, on or after April 1, 2000, on which the financial statements are delivered pursuant to Section 7.01(c) and ending on the earlier of (i) the date of the actual delivery of the next financial statements pursuant to such
Section 7.01(c) and (ii) the latest date on which the next financial statements are required to be delivered pursuant to such Section 7.01(c).

                  "Applicable Regular Rate" shall mean, for any day with respect to any Prime Loan, the Prime Rate plus 0.75%; provided, however, that
(i) in the event that as of the Test Date for the Applicable Margin Period, (A) the Adjusted Consolidated Debt Service Coverage Ratio for the Test Period ended on such Test Date is at least 1.50 to 1, such percentage shall be .25% less than the Applicable Regular Rate that would otherwise be in effect after giving effect to the provisions of this definition other than this clause, and (B) the Adjusted Consolidated Debt Service Coverage Ratio for the Test Period ended on such Test Date is at least 1.75 to 1, such percentage shall be .25% less than the Applicable Regular Rate that would otherwise be in effect after giving effect to the provisions of this definition other than this clause, and (ii) in the event that the Permitted Term Loan Facility is in full force and effect on such day, such percentage shall be .25% less than the Applicable Regular Rate that would otherwise be in effect after giving effect to the provisions of this definition other than this clause. Only one (if any) rate reduction under clause (i)(A) or clause (i)(B) or clause (ii) above shall be taken into account in determining any rate reduction under any other such clause.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, substantially in the form of Exhibit G hereto.

                  "Availability" shall mean, at any time, the difference between (i) the lesser of (A) the Current Revolving Commitment and (B) the Borrowing Base and (ii) the sum of (A) the aggregate outstanding principal amount of all Loans and (B) the Letter of Credit Exposure.

                  "Availability Reserve" shall mean, on any date of determination, (i) $25,000,000 or (ii) if the Adjusted Consolidated Fixed Charge Coverage Ratio for the Test Period ended on the Test Date for such date, is at least 1.5 to 1, $15,000,000.

                  "Bain Entities" shall mean Bain Capital, Inc. and any funds controlled or managed by Bain Capital, Inc.

                  "Bank" shall mean The Chase Manhattan Bank its successors or any other bank designated by the Agent to the Borrowers from time to time that is reasonably acceptable to the Borrowers.

                  "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer Plan) and in respect of which a Borrower or any ERISA Affiliate is or within the immediately preceding six (6) years was an "employer" as defined in Section 3(5) of ERISA.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Book Value" shall mean, as to any Inventory with respect to which such amount is to be determined, the lower of (i) cost (as reflected in the general ledgers of the applicable Borrower) or (ii) market value (both cost and market value being determined in accordance with GAAP calculated on the first in first out basis).

                  "Borrower" and "Borrowers" shall have the respective meanings given those terms in the preamble hereto.

                  "Borrowing Base" shall mean an amount equal to the difference between (i) the sum of (A) 65% of the Book Value of Eligible Inventory other than supplies and equipment spares, (B) 30% of the Book Value of Eligible Inventory consisting of supplies and equipment spares, up to a maximum amount of $7,000,000 and (C) 85% of the Net Amount of Eligible Accounts Receivable and
(ii) the Availability Reserve and such other reserves as the Agent, in its sole discretion exercised reasonably, may deem appropriate; provided, however, that
(y) in the event that any Inventory appraisal conducted pursuant to Section
7.05 indicates that the net orderly liquidation value of aggregate Inventory, as reasonably determined by the Agent, is less than the sum of (1) 75% of the Book Value of the portion of such Inventory other than supplies and equipment spares and (2) 40% of the Book Value of the portion of such Inventory consisting of supplies and equipment spares, in each case determined pursuant to clause (i) of the definition of the term Book Value, the Agent may reduce the percentage in clause (i)(A) to such a percentage as the Agent may determine to be appropriate and (z) in the event that any Eligible Accounts Receivable are covered by credit insurance in amount and having terms acceptable to the Agent in all respects (including the assignment of such insurance to the Agent upon terms acceptable to the Agent), the Agent may, but shall have no obligation to, increase the percentage in clause (i)(D) to such percentage as the Agent may determine to be appropriate.

                  "Borrowing Base Certificate" shall have the meaning given that term in Section 4.04(a).

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York or North Carolina, provided, that with respect to the borrowing, payment, conversion to or continuation of Eurodollar Loans, Business Day shall also mean a day on which dealings in Dollars are carried on in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Bank's eurodollar loans are then being conducted.

                  "Capital Expenditures" shall mean, for any period, the sum, without duplication, of the aggregate amount of all expenditures during such period which, in accordance with GAAP, is required to be included in property, plant or equipment or similar fixed asset accounts and the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease" shall mean any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

                  "Capitalized Lease Obligations" shall mean the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.

                  "Cash Concentration Account" shall mean the deposit account maintained by the Agent at the Cash Concentration Account Bank, which deposit account shall be under the sole dominion and control of the Agent.

                  "Cash Concentration Account Agreement" shall mean an agreement, in form and substance reasonably satisfactory to the Agent, among the Cash Concentration Account Bank, the Borrowers and the Agent delivered to the Agent pursuant to Section 7.13.

                  "Cash Concentration Account Bank" shall mean The Chase Manhattan Bank or such other bank as the Borrowers may select with the written approval of the Agent not to be unreasonably withheld.

                  "Change of Control" shall (i) prior to a Public Offering, mean that the Bain Entities shall cease to have the ability, direct or indirect, to elect a majority of the members of the Board of Directors of GSI, or that the Bain Entities shall cease to own at least fifty-one percent (51%) of the shares of capital stock of GSI owned by them on the date hereof, and
(ii) subsequent to a Public Offering, have the meaning given that term in the Indentures, as in effect on the date hereof.

                  "CIT" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Closing Date" shall mean the date on which the conditions set forth in Section 5.01 shall be satisfied.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" shall mean all of the property (tangible and intangible) of any Person purported to be subject to the Lien purported to be created by any Security Document heretofore or hereafter executed by such Person as security for all or any part of the Obligations.

                  "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment or Term Loan Commitment.

                  "Consolidated EBITDA" shall mean, for any period, (i) Consolidated Net Income for such period, plus (ii) the sum of each of the following expenses to the extent they have been deducted in determining Consolidated Net Income for such period: (A) Consolidated Interest Expense for such period, (B) all income tax expense (whether federal, state, local, foreign or otherwise) of GSTOC and its Consolidated Subsidiaries for such period, (C) all depreciation expense of GSTOC and its Consolidated Subsidiaries for such period, and (D) all amortization expense of GSTOC and its Consolidated Subsidiaries for such period, in each case determined in accordance with GAAP for such period; provided, however, that with respect to any such period a portion of which precedes the date hereof, Consolidated EBITDA for such portion shall be determined in accordance with GAAP on a combined basis for GSTOC and its Consolidated Subsidiaries and the MEI Entities.

                  "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of GSTOC and its Consolidated Subsidiaries for such period, calculated without regard to any limitations as to payment thereof and determined in accordance with GAAP for such period, plus, without duplication, that portion of Capitalized Lease Obligations of GSTOC and its Consolidated Subsidiaries representing the interest factor for such period, in each case net of the total consolidated cash interest income of GSTOC and its Consolidated Subsidiaries for such period; provided, however, that with respect to any such period a portion of which precedes the date hereof, Consolidated Interest Expense for such portion shall be determined in accordance with GAAP on a combined basis for GSTOC and its Consolidated Subsidiaries and the MEI Entities.

                  "Consolidated Net Income" shall mean, for any period, the net after tax income (or net loss) of GSTOC and its Consolidated Subsidiaries for such period, determined in accordance with GAAP for such period; provided, however, that with respect to any such period a portion of which precedes the date hereof, net after tax income for such portion shall be determined in accordance with GAAP on a combined basis for GSTOC and its Consolidated Subsidiaries and the MEI Entities.

                  "Consolidated Subsidiary" of a Person at any time shall mean those Subsidiaries or Affiliates of such Person whose accounts are or should in accordance with GAAP be consolidated with those of such Person.

                  "Contribution Agreement" shall mean the Contribution Agreement, substantially in the form of Exhibit I hereto, among the Borrowers.

                  "Credit Extension" shall mean (i) the making of any Loan by a Lender or the Agent on behalf of the Lenders or (ii) the issuance, increase in the Stated Amount, or extension of the expiration date, of any Letter of Credit which CIT or any Lender assists any Borrower in opening or establishing.

                  "Current Revolving Commitment" shall have the meaning assigned to that term in Section 2.01.

                  "Depository Account Agreement" shall mean an agreement, substantially in the form of Exhibit H hereto, among a Depository Bank, a Borrower and the Agent delivered to the Agent pursuant to Section 7.13.

                  "Depository Account" shall mean the lock-box or blocked depository account maintained by a Borrower for the collection of the cash of such Borrower and the proceeds from the sale of the Inventory or payment of Accounts Receivable of such Borrower.

                  "Depository Bank" shall mean each financial institution at which a Depository Account is maintained.

                  "Designated Borrowing Officer" shall mean such officer as shall be designated from time to time in writing by the Administrative Borrower to the Agent.

                  "Designated Financial Officer" of a Person shall mean the individual designated from time to time by the Board of Directors or governing body performing like functions of such Person to be the chief financial officer, Treasurer or Assistant Treasurer of such Person (and individuals designated from time to time by the Board of Directors or governing body performing like functions of such Person to act in lieu of the chief financial officer or the Treasurer of such Person).

                  "Disbursement Account" shall mean the deposit account in the name of the Administrative Borrower maintained at a bank in the United States designated by the Administrative Borrower to the Agent into which there shall be deposited proceeds of Loans and funds disbursed to the Administrative Borrower by the Agent.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Eligible Accounts Receivable" shall mean, with respect to any Borrower, the Accounts Receivable of such Borrower which are, and at all times continue to be, reasonably acceptable to the Agent in all respects. Criteria for eligibility may be established and revised from time to time solely by the Agent in its exclusive judgment exercised reasonably. In general, Accounts Receivable of a Borrower will not be deemed to be eligible unless: (i)
(A) delivery of the merchandise or the rendition of the services has been completed or (B) the merchandise has been shipped, but not yet delivered to the Account Debtor, provided that no Borrower has any knowledge that any such shipped merchandise has been damaged, lost or stolen or is subject to any claim or dispute by the Account Debtor; (ii) no return, rejection, repossession or dispute has occurred with respect to such Account Receivable; (iii) the Account Debtor has not asserted any setoff, defense or counterclaim with respect to such Account Receivable but only to the extent of such setoff, dispute, defense or counterclaim; (iv) such Account Receivable is lawfully owned by such Borrower free and clear of any Lien (other than the Lien in favor of the Agent that secures the Obligations) and is in full conformity with all representations and warranties made by such Borrower with respect thereto in the Loan Documents; (v) such Account Receivable is not evidenced by a promissory note, chattel paper or any other instrument or document; (vi) such Account Receivable is unconditionally payable in Dollars within 90 days from the invoice date, and no more than 60 days have elapsed from the invoice due date and no more than 90 days have elapsed from the invoice date, provided that Accounts Receivable in an aggregate amount of not more than $20 million at any one time may have payment terms extended by the Borrowers in the ordinary course of business of up to 120 days from the invoice date; (vii) the Account Debtor with respect thereto is not an Affiliate of any Obligor unless the Accounts Receivable is supported by a letter of credit satisfactory to the Agent; (viii) such Account Receivable does not constitute an obligation of the United States or any other Governmental Authority (unless all steps required by the Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act have been duly taken);
(ix) the Account Debtor (or the applicable office of the Account Debtor) with respect thereto is located in the continental United States, Canada or Puerto Rico unless the Account Receivable is supported by a letter of credit or other similar obligation satisfactory to the Agent; (x) the Account Debtor with respect thereto is not also a supplier to or creditor of any Obligor, provided that the Account Receivable may be due from such a supplier or creditor (A) to the extent that it is not subject to any dispute or claim or (B) if such supplier or creditor has executed a no-offset letter satisfactory to the Agent;
(xi) not more than 50% of the aggregate amount of all Accounts Receivable of the Account Debtor with respect to such Account Receivable have remained unpaid 60 days past the invoice due date; and (xii) unless otherwise agreed by the Agent in reliance upon a court order acceptable to the Agent, the Account Debtor with respect to such Account Receivable (A) has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (B) has not failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs.

                  "Eligible Inventory" shall mean Inventory of a Borrower which at the time of determination meets all the following qualifications:

                            (i) it is lawfully owned by such Borrower free and clear any Lien (other than the Lien in favor of the Agent that secures the payment of the Obligations) and is in full conformity with all representations and warranties made by such Borrower with respect thereto in the Loan Documents;

                            (ii)    it  may be lawfully sold;

                            (iii)   it is not held on consignment;

                            (iv) it is (A) located at one of the locations of business of a Borrower listed in Schedule 1.01 (A) hereto; (B) located in other locations in the continental United States as the Agent shall have approved in writing from time to time, which approval shall be given upon a Borrower providing the Agent with evidence, reasonably satisfactory to the Agent, of (1) the Agent's perfected, first priority Lien on all Inventory of such Borrower located in such locations, (2) the absence of any other Liens on any Inventory of such Borrower located in such locations, which evidence may include the results of Uniform Commercial Code, tax and judgment lien searches in such locations and acknowledgment copies of Uniform Commercial Code financing statements naming such Borrower, as debtor, and the Agent, as secured party, filed in such locations and (3) in the case of Inventory located at a location which is listed in such Schedule and which is not owned by a Borrower (as indicated in such Schedule), the aggregate annual rent, fees and other amounts payable by the Borrowers with respect to such location shall not exceed $500,000; or (C) it is in transit for a period of not more than seven days between facilities owned by the Borrowers, during which time it is subject to a valid, perfected, first priority security interest in favor of the Agent;

                            (v)    it does not consist of packaging materials;

                            (vi) it does not consist of work in process other than billets, blooms or bars; and

                            (vii) it is Inventory that has been valued after deducting rejected, damaged, aged or otherwise unsalable Inventory, and other reserves required by the Agent in the exercise of its reasonable business judgment.

                  "Environmental Actions" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other written communication from any Governmental Authority or any third party involving a Release (i) from or onto any of the properties presently or formerly owned or leased by a Borrower or its Subsidiaries or (ii) from or onto any facilities which received Hazardous Materials from a Borrower or its Subsidiaries, or involving any violation of any applicable Environmental Law.

                  "Environmental Law" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect relating to the regulation and protection of human health, safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. s.651, et seq.) ("OSHA") and their state and local counterparts or equivalents.

                  "Environmental Liabilities and Costs" shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting and reasonable costs of investigation and feasibility studies), fines and penalties, incurred as a result of any Environmental Action arising out of any environmental condition, violation of Environmental Law, Remedial Actions or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by a Borrower or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by a Borrower or any of its Subsidiaries.

                  "Environmental Lien" shall mean any Lien securing Environmental Liabilities and Costs incurred by a Governmental Authority.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with a Borrower, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as a Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                  "Eurodollar Base Rate" shall mean, with respect to a Eurodollar Loan for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in Dollars are offered by the Bank to first-class banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its eurodollar loans are then being conducted at approximately 11:00 a.m., New York City time, two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan and having a maturity equal to such Interest Period.

                  "Eurodollar Loan" shall mean a Loan bearing interest at the Eurodollar Rate.

                  "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100 of 1%):

                                 Eurodollar Base Rate
                          ---------------------------
                          1.00 - Reserve Requirements

                  "Event of Default" shall mean any of the Events of Default described in Section 9.01.

                  "Fee Letter" shall mean the letter agreement, dated as of the date hereof, between the Borrowers and the Agent obligating the Borrowers jointly and severally to pay certain fees to the Agent in connection with this Agreement.

                  "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States at the relevant date.

                  "GECC Loan Agreement" shall mean the Loan Agreement, dated as of October 5, 1995, among GSTOC and certain of its Subsidiaries, the lenders named therein, Mellon Bank, N.A., as Documentation Agent, and General Electric Capital Corporation, as Agent.

                  "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "GSC" shall have the meaning specified therefor in the preamble hereto.

                  "GSI" shall mean GS Industries, Inc., a Delaware corporation.

                  "GSTOC" shall have the meaning specified therefor in the preamble hereto.

                  "GS Technologies" shall mean GS Technologies Corporation, a Delaware corporation.

                  "Guarantee" of or by any Person shall mean any obligation of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guaranty" shall mean the guaranty, substantially in the form of Exhibit B hereto, made by GS Technologies in favor of the Agent and the Lenders guaranteeing the Obligations.

                  "Hazardous Materials" shall mean (i) any element, compound or chemical that is defined, listed or otherwise classified as a solid waste, contaminant, pollutant, toxic pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, or special waste under any Environmental Law; (ii) petroleum and its refined fractions, (iii) any polychlorinated biphenyls, (iv) any flammable, explosive or radioactive materials; and (v) any other raw materials used or stored by a Borrower, building components (including but not limited to asbestos-containing materials) and manufactured products containing Hazardous Materials.

                  "Indebtedness" shall mean as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments

(other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly Guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person, and (ix) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements calculated on a basis reasonably satisfactory to the Agent and in accordance with accepted practice.

                  "Indemnified Parties" shall have the meaning given that term in Section 11.06.

                  "Indentures" shall mean the 1994 Indenture and the 1995 Indenture.

                  "Insteel" shall mean Insteel Industries, Inc., a North Carolina corporation.

                  "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the borrowing date for, or the date of any continuation of or conversion for such Eurodollar Loan, as the case may be, and ending one, two, three or six months thereafter as the Administrative Borrower may elect in the applicable notice given to the Agent pursuant to Section 2.03 or Section 2.14, as appropriate; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the applicable calendar month; (iii) no Interest Period for any Eurodollar Loan shall end after the Termination Date. Interest shall accrue from and include the first date of an Interest Period, but exclude the last day of such Interest Period.

                  "Inventory" shall mean all goods and merchandise of a Borrower including, but not limited to, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to Accounts Receivable or cash.

                  "L&P" shall mean Leggett & Platt, Incorporated, a Missouri corporation.

                  "L/C Notice" shall have the meaning given to that term in
Section 3.01(b).

                  "Lease" shall mean any lease of real property to which a Borrower is a party as lessee or lessor.

                  "Lenders" shall have the meaning given that term in the preamble hereto.

                  "Letter of Credit" shall have the meaning given to that term in Section 3.01(a).

                  "Letter of Credit Application" shall have the meaning given to that term in Section 3.01(a).

                  "Letter of Credit Cash Collateral Account" shall mean the deposit account maintained at the Bank or such other bank as the Agent may select, which deposit account shall be under the sole dominion and control of the Agent.

                  "Letter of Credit Exposure" shall mean, at any time, the sum at such time of (i) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not such Letters of Credit are then outstanding) and (ii) the aggregate Undrawn Letter of Credit Availability under all outstanding Letters of Credit.

                  "Letter of Credit Fee" shall have the meaning given to that term in Section 2.08(f).

                  "Letter of Credit Guaranty" shall mean the guaranty delivered by CIT to the Letter of Credit Issuer, guaranteeing the Borrowers' reimbursement obligations under a reimbursement agreement, Letter of Credit Application or other like document.

                  "Letter of Credit Issuer" shall mean The Chase Manhattan Bank or such Lender or other Person as the Agent may appoint with notice to the Administrative Borrower as substitute Letter of Credit Issuer if such substitute issuer and CIT agree upon the terms and documentation with respect to such substitution.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" or "Loans" shall mean any Term Loan or Revolving Credit Loan.

                  "Loan Account" shall have the meaning given that term in
Section 2.08(a).

                  "Loan Documents" shall mean this Agreement, the Notes, each Letter of Credit Application, the Letter of Credit Guaranty, the Fee Letter, the Depository Account Agreements, the Cash Concentration Account Agreement, the Security Documents, the Guaranty, each notice letter delivered to a Depository Bank or other financial institution pursuant to Section 7.13 and all other instruments, agreements and other documents from time to time delivered in connection with or otherwise relating to any Loan Document.

                  "Majority Lenders" shall mean, at any time, one or more Lenders whose Pro Rata Shares aggregate at least sixty-six and two-thirds percent (66-2/3%); provided, that if at such time there are two or more Lenders, Majority Lenders shall include at least two Lenders.

                  "Management Services Agreement" shall mean the Amended and Restated Management Services Agreement, dated as of August 14, 1996 among GSI, the Obligors and certain Affiliates of such Persons.

                  "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, condition (financial or otherwise), or properties of the Borrowers, taken as a whole, (ii) the collective ability of the Borrowers to perform their obligations under the Loan Documents, (iii) the Lien arising under any Loan Document on any Collateral, (iv) the legality, validity or enforceability of this Agreement or any other Loan Document or the Lien arising under any Loan Document, or (v) the value of the property included in the calculation of the Borrowing Base.

                  "Material Contracts" shall mean the Indentures, the GECC Loan Agreement, the MEI Loan Agreement, the Management Services Agreement, the Tax Sharing Agreement, the Offtake Agreement, the collective bargaining agreements listed in Schedule 6.29 hereto and any other agreement (other than an agreement which relates to the purchase or sale of equipment or inventory in the ordinary course of business of each Borrower party thereto) that would be a "material contract" (as defined in Item 601(b)(10) of Regulation S-K under the federal securities laws.

                  "ME-West" shall have the meaning specified therefor in the preamble hereto.

                  "MEI" shall have the meaning specified therefor in the preamble hereto.

                  "MEI Entities" shall mean MEI and ME-West, collectively.

                  "MEI Loan Agreement" shall mean the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated May 31, 1994, by and between MEI and First Bank National Association.

                  "Minority Lenders" shall have the meaning given to that term in Section 11.03(b).

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to by a Borrower or any ERISA Affiliate.

                  "Net Amount of Eligible Accounts Receivable" shall mean the aggregate unpaid invoice amount of Eligible Accounts Receivable less, without duplication, sales, excise or similar taxes, returns, discounts (including accrued discounts with respect to the sale price of goods sold by the Borrowers to L&P or a Subsidiary of L&P), chargebacks, claims, advance payments, credits (including unissued credits with respect to unprocessed claims) and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Net Proceeds" shall mean:

                  (i) with respect to any sale of assets, the amount of cash and other payments received (directly or indirectly) by a Borrower and/or its Subsidiaries net of the sum of (A) the principal amount of any Indebtedness secured by any Permitted Lien on such assets (other than Indebtedness assumed by the purchaser of such assets) which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness under this Agreement), (B) reasonable costs and expenses incurred by such Borrower and/or its Subsidiaries in connection with such sale, (C) taxes paid or payable by GSI's consolidated group as a result of such sale, and (D) any amount provided by such Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP, against any post-closing purchase price adjustments with respect to such sale; and

                  (ii) in the case of any loss of or damage to, or any taking of any Collateral of any Borrower for which any of the Obligors and their Subsidiaries receives insurance proceeds or other compensation, the aggregate amount of such proceeds of insurance and other compensation received by the Obligors and their Subsidiaries in respect of such event.

                  "1994 Indenture" shall mean the Indenture, dated as of August 30, 1994, between GSTOC as issuer, the GS Technologies as guarantor and State Street Bank and Trust Company, as successor trustee.

                  "1995 Indenture" shall mean the Indenture, dated as of October 5, 1995, between GSTOC as issuer, GS Technologies as guarantor and State Street Bank and Trust Company, as successor trustee.

                  "Notes" shall mean the Revolving Credit Notes and the Term Notes.

                  "Notice of Borrowing" shall have the meaning given to that term in Section 2.03(a).

                  "Obligations" shall mean all indebtedness, obligations and liabilities of each Borrower to any Lender or the Agent incurred under or related to this Agreement, the Notes, or any other Loan Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including, without limitation, those which are described in either of the following clauses (i) or (ii):

                            (i) All indebtedness, obligations (including Reimbursement Obligations) and liabilities of any nature whatsoever, including amounts due under Section 11.06 and similar agreements contained in the other Loan Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Notes, the Letters of Credit or any other Loan Document, including but not limited to the principal amount of Loans outstanding, together with interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of a Borrower), the amount of the Letter of Credit Exposure, together with interest thereon and all expenses, fees and indemnities hereunder or under any other Loan Document. Without limitation, such amounts include all Loans and interest thereon and the amount of all Letter of Credit Exposure whether or not such Loans were made or any Letters of

         Credit to which such Letter of Credit Exposure relates were issued in compliance with the terms and conditions hereof or in excess of any Lender's obligation to lend and arrange for the issuance of Letters of Credit hereunder or any Lender's obligation to participate therein. If and to the extent any amounts in any account (including, without limitation, the Agent Account, the Letter of Credit Cash Collateral Account, the Depository Accounts, and the Cash Concentration Accounts) constituting Collateral are applied to Obligations hereunder, and any Lender or the Agent is subsequently obligated to return or repay any such amounts to any Person for any reason, the amount so returned or repaid shall be deemed a Loan hereunder and shall constitute an Obligation; and

                            (ii) All indebtedness, obligations and liabilities from time to time arising under or in connection with any account from time to time maintained by a Borrower or by any Lender or the Agent pursuant to the terms of this Agreement or any Loan Document, including, without limitation, all reimbursement obligations, service charges and interest in connection with any overdrafts or returned items from time to time arising in connection with any such account, or arising under or in connection with any cash management services or other services from time to time performed by any Lender or the Agent pursuant to or in connection with this Agreement or any other Loan Document.

                  "Obligor" means any of the Borrowers and GS Technologies.

                  "Office" when used in connection with the Agent shall mean its office located at 1211 Avenue of the Americas, New York, New York 10036 or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Administrative Borrower and when used in connection with the Bank or the Letter of Credit Issuer shall mean the office of such entity designated in writing from time to time by the Agent to the Administrative Borrower.

                  "Offtake Agreement" shall mean the DRI Purchase Agreement dated as of August 30, 1996, between GSTOC and AIR, as amended and restated as of May 30, 1997.

                  "Other Taxes" shall have the meaning given to that term in
Section 2.15.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Investments" shall mean (i) direct obligations of the United States of America or of any agency thereof or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person; (ii) deposit accounts with or certificates of deposit and bankers' acceptances issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; (iii) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than 90 days from the date of acquisition thereof by such Person; (iv) Investments in money market funds rated AAAm or AAAm-G by S&P and Aaa by Moody's and; and (v) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with a bank or trust company described in clause (ii) above and which are secured by readily available direct obligations of the United States of America or any agency thereof.

                  "Permitted Liens" shall have the meaning given that term in
Section 8.01.

                  "Permitted Term Loan Facility" shall mean a credit facility between GSTOC and one or more financial institutions (i) providing for term loans to GSTOC in an aggregate principal amount not to exceed $50 million at any time secured only by equipment and other personal property and real property of GSTOC not constituting Collateral or current assets, (ii) having amortization with a weighted average life to maturity at least equal to the weighted average life to maturity of the amortization set forth in the draft Term Loan Agreement delivered to the Agent prior to the Closing Date and otherwise having interest, covenant, default and other provisions customary for transactions of such type, and (iii) subject to an Intercreditor Agreement, in form and substance reasonably satisfactory to the Agent and the Majority Lenders, among the Agent and the Lenders, such financial institutions and any agent acting on their behalf and the Borrowers.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

                  "Plan" shall mean an employee benefit plan defined in Section 3(3) of ERISA in respect of which a Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

                  "Potential Default" shall mean any event or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Loan" shall mean a Loan bearing interest at the Applicable Regular Rate.

                  "Prime Rate" shall mean the interest rate per annum publicly announced from time to time by The Chase Manhattan Bank in New York, New York as its prime rate, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the prime rate. Such rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers.

                  "Pro Rata Share" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the sum of such Lender's outstanding Term Loans (or Term Loan Commitment, if prior to the Closing Date) and such Lender's Revolving Credit Commitment (or the sum of such Lender's outstanding Revolving Loans and such Lender's interest in the Letter of Credit Exposure, if such Lender's Revolving Commitment has been terminated) and the denominator of which shall be the sum of all outstanding Term Loans (or the aggregate Term Loan Commitments, if prior to the Closing
Date) and the aggregate Revolving Credit Commitments (or the aggregate amount of all unpaid Revolving Credit Loans and the Letter of Credit Exposure, if the Revolving Credit Commitments have been terminated).

                  "Public Offering" shall mean a firm underwritten offering or offerings of voting stock of the Parent under one of more effective registration statements under the Securities Act such that, after giving effect thereto, (i) at least 15% of the total number of shares of voting common stock of the Parent outstanding on a fully diluted basis has been publicly distributed and sold pursuant to such offerings, and (ii) such offerings result in aggregate cash proceeds of at least $40,000,000, exclusive of underwriter's discounts and other expenses.

                  "Register" shall have the meaning given that term in Section 10.13(c).

                  "Regular Rate" shall mean, for any day, the Prime Rate for each day.

                  "Reimbursement Obligation" shall mean the aggregate joint and several obligations of the Borrowers to reimburse CIT or the Lenders for amounts payable by CIT or the Lenders under a Letter of Credit Guaranty in respect of any payment made under any Letter of Credit issued by the Letter of Credit Issuer, together with interest thereon and all fees and expenses related thereto.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, injection, discharging, injecting, escaping, leaching, dumping or disposing (including abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous substance, pollutant or contaminant) of a Hazardous Material into the indoor or outdoor environment or onto or from any property presently or formerly owned or operated by a Borrower or any of its Subsidiaries, or at any disposal facility that received Hazardous Materials generated by such Borrower or any of its Subsidiaries.

                  "Remedial Action" shall mean all reasonable actions required by applicable Environmental Law taken to (i) monitor, assess, evaluate, investigate, clean up, remove, remediate, treat, contain or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so that the Release or threatened Release does not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any other actions authorized by 42 U.S.C. 9601.

                  "Reportable Event" shall mean any of the events described in
Section 4043(b) of ERISA (other than events for which the notice requirements have been waived).

                  "Reserve Requirements" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender or the Affiliate of any Lender under Regulation D.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the amount set forth in Schedule 1.01(B) hereto or assigned to such Lender in accordance with Section 10.13, as such amount may be reduced from time to time pursuant to the terms of this Agreement, and "Revolving Credit Commitments" shall, collectively, mean the aggregate amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall not exceed $120,000,000.

                  "Revolving Credit Loan" shall mean a loan by a Lender to the Borrowers pursuant to Section 2.01(a)(i) or by the Agent on behalf of the Lender to the Borrowers or made as a result of charges made to the Loan Account, in each case pursuant to the terms of this Agreement.

                  "Revolving Credit Note" shall mean a joint and several promissory note of the Borrowers, substantially in the form of Exhibit A-1 hereto, made payable to the order of a Lender and evidencing the Indebtedness resulting from the making by such Lender of Revolving Credit Loans and delivered to the Agent, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Security Agreements" shall mean (i) the Security Agreement, substantially in the form of Exhibit C-1 hereto, made by the Borrowers in favor of the Agent, for the benefit of the Lenders and (ii) the Security Agreement, substantially in the form of Exhibit C-2 hereto, made by the Borrowers in favor of the Agent, for the benefit of the Lenders.

                  "Security Documents" shall mean, collectively, the Security Agreements and all Uniform Commercial Code financing statements required by this Agreement and the Security Agreement to be filed with respect to the security interests in personal property created pursuant to such agreements, and all other instruments, agreements or other documents executed and delivered by any Borrower and/or its Subsidiaries in connection with any of such agreements.

                  "Senior Notes" shall mean the 12 1/4% Senior Notes and the 12% Senior Notes.

                  "Settlement Period" shall have the meaning set forth in
Section 2.03.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of its liabilities, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (v) such Person is not engaged in business or a transaction, and, is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Stated Amount" shall mean, with respect to a Letter of Credit, the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other business entity of which an aggregate of more than 50% or more of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated as of October 5, 1995, among GSI, GS Technologies and certain Borrowers.

                  "Taxes" shall have the meaning given to that term in Section 2.15.

                  "Term Loan" shall mean a loan by a Lender to the Borrowers pursuant to Section 2.01(a)(ii).

                  "Term Loan Commitment" shall mean, with respect to each Lender, the term commitment of such Lender as set forth in Schedule 1.01B hereto or assigned to such Lender in accordance with Section 10.13, as such amount may be reduced from time to time pursuant to the terms of this Agreement, and "Term Loan Commitments" shall, collectively, mean the aggregate amount of the Term Loan Commitments of all of the Lenders, the maximum amount of which shall not exceed $10,000,000.

                  "Term Note" shall mean a joint and several promissory note of the Borrowers, substantially in the form of Exhibit A-2 hereto, made payable to the order of a Lender and evidencing the Indebtedness resulting from the making by such Lender of such Lender's Term Loan and delivered to the Agent, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

                  "Termination Date" shall mean March 10, 2005 or such earlier or later date on which the Revolving Credit Commitments are terminated hereunder in accordance with Section 2.01 or 10.02.

         "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such Borrower or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on a Borrower or any ERISA Affiliate under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; or (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan.

         "Test Date" shall mean, with respect to any Applicable Margin Period or the date of any determination hereunder of the Adjusted Consolidated Fixed Charge Coverage Ratio, the last day of the most recent fiscal month of GSTOC ended immediately prior to the first day of such Applicable Margin Period or such date of determination, respectively.

         "Test Period" shall mean a period of twelve consecutive months (taken as one accounting period) ending on a Test Date.

         "Total Commitment" shall mean the sum of the amounts of the Lenders' Commitments.

         "Total Revolving Credit Commitment" shall mean the sum of the Lenders' Revolving Credit Commitments, as adjusted from time to time in accordance with the provision of Section 11.13.

         "Total Term Loan Commitment" shall mean the sum of the Lenders' Term Loan Commitments.

         "12% Senior Notes" shall mean GSTOC's 12% Senior Notes due 2004 issued pursuant to the 1994 Indenture.

         "12 1/4% Senior Notes" shall mean GSTOC's 12 1/4% Senior Notes due 2005 issued pursuant to the 1995 Indenture.

         "Undrawn Letter of Credit Availability" shall mean with respect to a Letter of Credit, at any time, the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

         "Unreimbursed Draws" shall mean with respect to a Letter of Credit, at any time, the aggregate amount at such time of all payments made by the Letter of Credit Issuer or payments made by CIT or the Lenders under a Letter of Credit Guaranty in respect of such payments under such Letter of Credit, to the extent not repaid by the Borrowers, provided that Unreimbursed Draws shall not include any such payments that have been charged to the Loan Account and constitute a Loan pursuant to the terms of this Agreement.

         "Unused Line Fee" shall have the meaning given to that term in Section 2.08(e).

         1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Agent include reasonable good faith estimates by the Agent (in the case of quantitative determinations) and reasonable good faith beliefs by the Agent (in the case of qualitative determinations). Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

         1.03. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the definition of GAAP contained in this Agreement, no change in GAAP that would affect the method or calculation of any of the financial covenants, restrictions or standards or definitions of terms used herein shall be given effect in such calculations until such financial covenants, restrictions or standards or definitions are amended in a manner satisfactory to the Borrowers and the Majority Lenders so as to reflect such change in GAAP.


                                   ARTICLE II

                                  THE CREDITS

         2.01.    Loans.

                  (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                  (i) each Lender severally agrees to make Revolving Credit Loans at any time and from time to time on or after the date hereof and to, but not including, the Termination Date, in an aggregate principal amount not exceeding at any one time its Pro Rata Share of the Current Revolving Commitment at such time. The "Current Revolving Commitment" at any time shall be equal to the lesser of (A) $120,000,000, as such amount may have been reduced pursuant to the terms of this Agreement at such time and (B) the Borrowing Base. No Lender shall have an obligation to make Revolving Credit Loans hereunder or arrange for the issuance of Letters of Credit on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Revolving Credit Loans and the Letter of Credit Exposure at such time, would cause the aggregate amount of all Revolving Credit Loans and the Letter of Credit Exposure at any time to exceed the Current Revolving

Commitment at such time. Within the limits of time and amount set forth in this Section 2.01(a)(i), and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder; and

                  (ii) each Lender severally agrees to make a Term Loan on the Closing Date in a principal amount not to exceed such Lender's Term Loan Commitment. Any principal of a Term Loan which is repaid or prepaid may not be reborrowed.

                  (b) The Revolving Credit Commitments and the Termination Date shall be automatically renewed for an additional one year period on the initial Termination Date and on each subsequent Termination Date unless terminated by the Borrowers at any time or by the Lenders as of the initial Termination Date or as of any subsequent Termination Date, in each case upon not less than sixty (60) days prior written notice.

         2.02. Notes; Repayment of Loans. (a) All Revolving Credit Loans made by a Lender shall be evidenced by a single Revolving Credit Note, duly executed by the Borrowers and delivered to and made jointly and severally payable to the order of such Lender in a principal amount equal to such Lender's Revolving Credit Commitment on such date. The Term Loan made by a Lender shall be evidenced by a Term Note, duly executed by the Borrowers and delivered to and made payable to the order of such Lender in a principal amount equal to such Lender's Term Loan Commitment. The Notes shall be dated the Closing Date or the effective date of the relevant Assignment and Acceptance in the principal amount of such Lender's Term Loan Commitment or Revolving Credit Commitment, as the case may be, with the blanks appropriately filled in.

                  (b) The outstanding principal balance of each Revolving Credit Loan shall be due and payable on the Termination Date.

         2.03.    Notice of Borrowing; Making of Loans.

                  (a) Whenever a Borrower desires to borrow, the Administrative Borrower shall provide notice to the Agent of such proposed borrowing (a "Notice of Borrowing"), each such notice, to be given not later than 12:00 noon (New York City time) on the date of such proposed borrowing, in the case of a borrowing consisting of Prime Loans, or not later than 12:00 noon (New York City time) on the third Business Day before the date of such borrowing, in the case of a borrowing consisting of Eurodollar Loans, setting forth: (i) the date, which shall be a Business Day, on which such borrowing is to occur, (ii) whether such Loan is a Term Loan or a Revolving Credit Loan and whether such Loan is requested to be a Prime Loan or a Eurodollar Loan and, if a Eurodollar Loan, the Interest Period requested with respect thereto, (iii) the principal amount of the Loan being borrowed, and (iv) which of GSTOC, GSC or the MEI Entities will receive the proceeds of such Loan. Such notice shall be given by telephone or in writing by a Designated Borrowing Officer, provided, that, if requested by the Agent, any such telephonic notice shall be confirmed in writing by delivery to the Agent, on or before the date on which such Loan is to be made, of a written notice substantially in the form of Exhibit E hereto containing the original or facsimile signature of a Designated Borrowing Officer. Except for a Notice of Borrowing when the Agent will fund the related Loan pursuant to Section 2.03(e), the

Agent shall provide each Lender with prompt notice of each Notice of Borrowing. Except as otherwise provided in Section 2.03(e), on the date specified in such notice, each Lender shall, subject to the terms and conditions of this Agreement, make its Pro Rata Share of such Loan in immediately available funds by wire transfer to the Agent at its Office not later than 1:30 p.m. (New York City time). Unless the Agent determines that any applicable conditions in
Section 5.02 have not been satisfied, the Agent shall make the funds so received from the Lenders available to the applicable Borrower not later than 2:30 p.m. (New York City time), on the date specified in such notice in immediately available funds by depositing such proceeds in the Disbursement Account of such Borrower if such Disbursement Account is located at the Bank or initiating a wire transfer of same day funds to the Disbursement Account if such Disbursement Account is not located at the Bank.

                  (b) The Agent and each Lender shall be entitled to rely conclusively on each Designated Borrowing Officer's authority to request a Loan on behalf of the Borrowers until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a Loan, the Agent and the Lenders shall have no duty to verify the identity of any Person representing himself as a Designated Borrowing Officer.

                  (c) The Agent and the Lenders shall not incur any liability to the Borrowers in acting upon any telephonic notice referred to above which the Agent and the Lenders believe in good faith to have been given by a Designated Borrowing Officer or for otherwise acting in good faith under this Section 2.03 and, upon the funding of a Loan by the Lenders (or by the Agent on behalf of the Lenders) in accordance with this Agreement pursuant to any such telephonic notice, a Borrower shall have effected a Loan hereunder.

                  (d)      Each Notice of Borrowing pursuant to this Section
2.03 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each borrowing of Prime Loans shall be in a minimum amount of $100,000 and in multiples of $100,000 (or, in the case of Revolving Credit Loans, the amount of the remaining Availability if less than $100,000) if in excess thereof, and each borrowing of Eurodollar Loans shall be in a minimum amount of $1,000,000 and in multiples of $500,000 (or, in the case of Revolving Credit Loans, the amount of the remaining Availability if less than $500,000) if in excess thereof, provided that the Borrowers shall not be entitled to request any Loan that, if made, would result in an aggregate of more than four separate Eurodollar Loans of any Lender being outstanding hereunder at any one time.

                  (e)      (i)      Except as otherwise provided in this
subsection 2.03(e), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan Commitment or the Total Revolving Credit Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall any Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

                           (ii)     Notwithstanding any other provision of this
Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Lenders and the Agent, the Borrowers, the Lenders and the Agent agree that the Agent may (but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Revolving Credit Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.03(f); provided, however, that (A) the Agent shall in no event fund such Revolving Credit Loans if the Agent shall have received written notice from the Majority Lenders on the Business Day prior to the day of the proposed Revolving Credit Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied on the day of the proposed Revolving Credit Loan, and (B) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied.

                           (iii)    Unless (A) the Agent has notified the
Lenders that the Agent, on behalf of the Lenders, will fund a particular Revolving Credit Loan pursuant to subsection 2.03(e)(ii), or (B) the Agent shall have been notified by any Lender on the Business Day prior to the day of a proposed Revolving Credit Loan that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of the Revolving Credit Loan requested on such day, the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the applicable Borrower on such day. If the Agent makes such corresponding amount available to such Borrower and such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Agent to a Borrower shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account.

                           (iv)     Nothing in this subsection 2.03(e) shall be
deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                  (f)      (i)      With respect to all periods for which the
Agent has funded Revolving Credit Loans pursuant to subsection 2.03(e), within 15 days after the last day of each calendar month, or such shorter period as it may from time to time select (any such month or shorter period being herein called a "Settlement Period"), the Agent shall notify each Lender of the average daily unpaid principal amount of the Revolving Credit Loans outstanding during such Settlement Period. In the event that such amount is greater than the average daily unpaid principal amount of the Revolving Credit Loans outstanding during the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Credit Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to the Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such average daily unpaid principal amount, the Agent shall promptly pay over to each other Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Potential Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Revolving Credit Loans will be equal to its Pro Rata Share thereof. The obligations of each Lender under this subsection 2.03(f) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Credit Loans which have been funded by such Lender.

                           (ii)     In the event that any Lender fails to make
any payment required to be made by it pursuant to subsection 2.03(f)(i), the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Agent to a Borrower shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account. Nothing in this subsection 2.03(f)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Borrowers or the Agent may have against any Lender as a result of any default by such Lender hereunder.

         2.04.    Reduction of Commitments; Prepayment; Termination Fee.

                  (a)      Reduction of the Commitment.

                           (i) The Total Term Loan Commitment shall automatically terminate on the Closing Date if the Term Loans are not borrowed on the Closing Date.

                           (ii) Subject to Section 2.04(e), the Borrowers may at any time or from time to time and without penalty or premium reduce the Total Revolving Credit Commitment of the Lenders to an amount (which may be zero) not less than the sum of the unpaid principal amount of all Revolving Credit Loans then outstanding plus the principal amount of all Revolving Credit Loans not yet made as to which notice has been given by the Administrative Borrower under Section 2.03 plus the Letter of Credit

     Exposure at such time plus the Stated Amount of all Letters of Credit not yet issued as to which a request has been made unless the request is withdrawn and the Letter of Credit is not issued by the Letter of Credit Issuer under Section 3.01. Any reduction shall be in an amount which is an integral multiple of $5,000,000 or such lesser amount that would reduce the Current Revolving Commitment to zero. Reduction of the Total Revolving Credit Commitment of the Lenders shall be made by providing not less than two Business Days' written notice (which notice shall be irrevocable) to such effect to the Agent (which notice the Agent shall promptly transmit to each Lender). Reductions of the Total Revolving Credit Commitment of the Lenders are irrevocable and may not be reinstated. Each such reduction shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share.

                           (b)      Mandatory Prepayment.

                                    (i)      If at any time the Current
     Revolving Commitment is less than the aggregate unpaid principal amount of the Loans then outstanding plus the Letter of Credit Exposure at such time, the Borrowers shall prepay an amount of the Revolving Credit Loans not less than the amount of such difference or, if the Revolving Credit Loans then outstanding are less than the amount of such difference, provide cash collateral, or other collateral acceptable to the Agent in its sole discretion, to the Agent in an amount equal to 105% of such excess, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account until such time as such excess no longer exists. Any such prepayment will not otherwise reduce the Revolving Credit Commitments of the Lenders. Concurrently with any notice of reduction of the Revolving Credit Commitments of the Lenders, the Administrative Borrower shall give notice to the Agent of any mandatory prepayment which notice shall specify a prepayment date no later than the effective date of such reduction of the Revolving Credit Commitments of the Lenders.

                                    (ii)     The Agent shall on each Business
Day apply funds deposited in the Agent Account to the payment, in whole or in part, of the Obligations outstanding.

                                    (iii)    The Borrowers shall immediately
prepay the aggregate outstanding principal amount of the Term Loans in full in the event that the Total Revolving Credit Commitment is reduced to zero for any reason.

                                    (iv)     The Borrowers shall prepay in full
the aggregate outstanding principal amount of the Term Loans immediately upon the effectiveness of a Permitted Term Loan Facility.

                                    (v)      In the event of any loss of or
damage to, or taking of any Collateral of any Borrower for which any of the Obligors and their Subsidiaries receives insurance proceeds or other compensation, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of the Net Proceeds of such casualty event. Nothing in this paragraph shall be deemed to limit any obligation of the Obligors or any of their Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Agent pursuant to any of the Security Documents the proceeds of insurance or other compensation received in respect of any such casualty event. In the event that the Borrowers have not closed a Permitted Term Loan Facility on or before June 30, 2000, the Borrowers, the Agent and the Lenders shall negotiate in good faith to amend this Agreement to provide customary and reasonable provisions for the restoration to the Borrowers of insurance proceeds payable as a result of casualty loss to the Equipment.

                  (c) Optional Prepayment. The Borrowers may at any time or from time to time prepay, in whole or in part, the Revolving Credit Loans then outstanding. Any partial prepayment of a Eurodollar Loan shall not reduce the aggregate principal amount of such Eurodollar Loan to less than $5,000,000 unless such prepayment reduces the aggregate principal amount of such Eurodollar Loan to zero.

                  (d) Prepayments Generally. All prepayments of Loans under this Section 2.04 shall be without premium or penalty, except that any prepayment of Eurodollar Loans shall be subject to the provisions of Section
2.12. Any prepayment made pursuant to this Section 2.04 shall be accompanied by the payment of accrued interest on the principal amount being prepaid to the date of prepayment.

                  (e) Termination Fee. Notwithstanding the foregoing provisions of this Section 2.04, the Borrowers jointly and severally agree that if the Total Revolving Credit Commitment is reduced to zero (whether such reduction is optional or mandatory, including after the occurrence of an Event of Default) at any time prior to the Termination Date, the Borrowers will pay to the Agent, for the account of each Lender, on the date of such termination (together with any payments of principal, interest, fees or other amounts payable hereunder or under the Fee Letter on such date), a fee determined by multiplying (i) the average daily balance of the Revolving Credit Loans outstanding during the term of this Agreement by (ii) (A) 2.00% per annum if the Agreement is terminated on or prior to the first anniversary of the Closing Date, (B) 1.00% per annum if the Agreement is terminated after the first anniversary and on or prior to the second anniversary of the Closing Date or
(C) 0.50% per annum if the Agreement is terminated after the second anniversary and on or prior to the third anniversary and (iii) a fraction (A) the numerator of which is the number of days remaining until the next anniversary of the Closing Date following the effective date of such reduction and (B) the denominator of which is 360.

         2.05.    Interest.

                  (a) Except as provided in subsection (b) below, (i) each Prime Loan shall bear interest at a rate per annum for each day during which such Prime Loan is outstanding equal to the Applicable Regular Rate for such day and (ii) each Eurodollar Loan shall bear interest at a rate per annum for each Interest Period during which such Eurodollar Loan is outstanding equal to the Applicable Eurodollar Rate for such Interest Period. All Eurodollar Loans constituting part of the same borrowing shall have the same Interest Period.

                  (b) To the extent permitted by law, after there shall have occurred and so long as there is continuing an Event of Default, all principal, interest, fees, indemnities or any other Obligations (including interest accrued under this Section 2.05(b)) shall compound on a daily basis and shall bear interest for each day until paid (before and after judgment) at a rate per annum equal to 2.00% above the highest rate that would otherwise be in effect from any Prime Loans outstanding on such day.

         2.06. Interest Payment Dates. The Borrowers shall jointly and severally pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, which interest shall be payable (i) if such Loan is a Prime Loan, monthly in arrears on the first day of each month, commencing April 1, 2000, and (ii) if such Loan is a Eurodollar Loan, on the last day of the Interest Period of such Eurodollar Loan and, in the case of an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period. All interest payable pursuant to Section 2.05(b) shall be payable on demand.

         2.07. Amortization. To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Termination Date.

         2.08.    Payments; Periodic Statements; Fees.

                  (a) Time, Place and Manner. All payments and prepayments to be made in respect of principal, interest, fees or other amounts due jointly and severally from the Borrowers hereunder, under the Fee Letter, the Notes or any other Loan Document shall be payable at or before 12:00 Noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Agent for the account of the Agent, CIT or the Lenders, as the case may be, at the Agent Account in Dollars in funds immediately available at the Bank's Office without setoff, counterclaim or other deduction of any nature. The Agent shall maintain a loan account (the "Loan Account") on its books in the joint name of the Borrowers in which the Borrowers will be charged with Loans made by the Agent or the Lenders to any Borrower hereunder and with any other Obligations. The Borrowers and the Lenders hereby authorize the Agent to, and the Agent may, from time to time charge the Loan Account with any interest, fees, expenses and other Obligations that are due and payable under this Agreement or any Loan Document. The Borrower and the Lenders confirm that any charges which the Agent may so make to the Loan Account as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion and shall constitute a Revolving Loan to the Borrowers funded by the Agent on behalf of the Lenders and subject to subsections 2.03(e) and 2.03(f) of this Agreement. Each of the Lenders and each of the Borrowers agrees that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. The Loan Account will be credited upon receipt of "good funds" in the Agent Account with all amounts actually received by the Agent from the Borrowers or others for the account of the Borrowers. Interest on all Loans and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of 360 days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day in which it is made, one day's interest shall be paid on such Loan. It is expressly understood and agreed by the Borrowers that the Agent and the Lenders shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of Loans, Agent Advances or Letters of Credit made to the Borrowers or any fees, costs or expenses for which the Borrowers are jointly and severally obligated under this Agreement.

                  (b) Periodic Statements. The Agent shall provide the Lenders and the Borrowers promptly after the end of each calendar month a summary statement (in the form from time to time used by the Agent) of (A) the opening and closing daily balances in the Loan Account during such month, (B) the amounts and dates of all Loans made during such month, (C) the amounts and dates of all payments on account of the Loans made during such month and each Lender's interest in the Loans, (D) the amount of interest accrued on the Loans during such month, (E) any Letters of Credit issued by the Letter of Credit Issuer during such month, specifying the Stated Amount thereof, (F) the amount of charges to the Loan Account or Revolving Loans to be made during such month to reimburse CIT, the Lenders or the Letter of Credit Issuer for drawings made under Letters of Credit or payments made by CIT or the Lenders under the Letter of Credit Guaranty, and (G) the amount and nature of any charges to the Loan Account made during such month on account of interest, fees and expenses and other Obligations. All entries on any such statement shall, thirty (30) days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in such statement, subject to the Borrowers' and each Lender's express right to rebut such presumption by conclusively demonstrating the existence of any error on the part of the Agent.

                  (c) Apportionment of Payments. Except as otherwise provided in this subsection, aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate and payments of the fees required to be jointly and severally paid by the Borrowers to the Lenders under subsections 2.04(e), 2.08(e) and 2.08(f) shall, as applicable, be apportioned ratably among the Lenders, in each case according to their Pro Rata Shares. All payments shall be remitted to the Agent and all such payments and any other amounts, including, without limitation, proceeds of Collateral received by the Agent from or as to the Borrowers shall be applied subject to the provisions of this Agreement first, to pay principal of and interest on any Loans funded by the Agent on behalf of the Lenders and any fees, expense reimbursements or indemnities then due to the Agent from the Borrowers; second, to pay any fees, expense reimbursements or indemnities then due to the Lenders or the Letter of Credit Issuer hereunder; third, to pay interest due in respect of Loans and Unreimbursed Draws under Letters of Credit; and fourth, to pay, prepay or provide cash collateral, if then required, in respect of principal of Loans and Letter of Credit Exposure. The Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof, or at such other address as such Lender may designate in writing, such funds as it may be entitled to receive. The foregoing apportionment of payments is solely for the purpose of determining the obligations of the Borrowers hereunder and, notwithstanding such apportionment, any Lender may on its books and records allocate payments received by it in a manner different from that contemplated hereby. No such different allocation shall alter the rights and obligations of the Borrowers under this Agreement determined in accordance with the apportionments contemplated by this Section 2.08(c). To the extent that the Borrowers make a payment or payments to the Agent or the Agent receives any payment or other amount, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Agent.

                  (d) Unused Line Fee. From and after the Closing Date until the Termination Date, the Borrowers shall jointly and severally pay to the Agent, for the ratable account of the Lenders in accordance with the Lenders' Pro Rata Shares, an unused line fee (the "Unused Line Fee") accruing at the rate of three-eighths of one percent (3/8%) per annum, on the excess, if any, of (i) the aggregate Revolving Credit Commitments over (ii) the sum of (A) the average daily aggregate outstanding principal of the Revolving Credit Loans plus (B) the average daily outstanding amount of the Letters of Credit. All Unused Line Fees shall be payable monthly in arrears on the first day of each month commencing April 1, 2000.

                  (e) Letter of Credit Fees and Commissions. From and after the Closing Date until the Termination Date, the Borrowers shall jointly and severally pay to the Agent, for the ratable account of the Lenders in accordance with the Lenders' Pro Rata Shares, (i) a letter of credit fee equal to 2.0% of the face amount of each documentary Letter of Credit, payable on the date of issuance, and (ii) a letter of credit commission equal to 2.0% per annum on the face amount of each standby letter of credit, payable monthly in arrears on the first day of each month during which such Letter of Credit is outstanding, commencing April 1, 2000. The Borrowers shall also jointly and severally pay the customary letter of credit fees and charges of CIT and the Letter of Credit Issuer for the administration, issuance, amendment and processing of any Letters of Credit issued by the Letter of Credit Issuer. Promptly following the Agent's receipt of any letter of credit fees and commissions described above, the Agent shall pay to each Lender such Lender's Pro Rata Share of the amount of such letter of credit fees or commissions received by the Agent.

                  (f) Administrative Management Fee. The Borrowers shall jointly and severally pay to the Agent on the Closing Date, and on each anniversary of the Closing Date on which this Agreement is in effect, an administrative management fee of $100,000.

                  (g) Eurodollar Loan Processing Fee. The Borrowers shall jointly and severally pay to the Agent $500 for the Agent's own account a processing fee which fee shall be paid on the date of any Borrower's request for a Loan at the Eurodollar Rate.

                  (h) Fee Letter. The Borrowers shall jointly and severally pay to the Agent the fees set forth in the Fee Letter at the times set forth in the Fee Letter. All fees required to be paid to the Agent pursuant to the Fee Letter, this Agreement and any other Related Document shall be paid to the Agent for its own account as required therein. All fees under this Agreement, the Fee Letter and the other Related Documents are non-refundable under all circumstances.

                  (i) Fees Non-Refundable. All fees under this Agreement, the Fee Letter and the other Loan Documents are non-refundable under all circumstances.

         2.09. Use of Proceeds. The Borrowers hereby covenant, represent and warrant that the proceeds of the Loans on the Closing Date shall be used to pay in full all outstanding principal of, interest on and other amounts due under the GECC Loan Agreement and the MEI Loan Agreement and the related loan and collateral documents and that the proceeds of all subsequent Loans and the Letters of Credit will be used for working capital purposes and general corporate purposes of the Borrowers not prohibited by this Agreement. Notwithstanding the immediately preceding sentence, no proceeds of the Loans may be used to redeem, defease, purchase or otherwise acquire or retire any Senior Notes, provided, that the Borrowers may use proceeds of the Loans to purchase Senior Notes in the open market or in one or more private sales so long as (i) at the time of any such purchase and immediately after giving effect thereto, (A) no Event of Default shall have occurred and be continuing,
(B) Availability shall be at least $35,000,000, (C) all Term Loans have been repaid in full, and (D) the Permitted Term Loan Facility is in effect and (ii) the amount of such proceeds used for such purchase does not exceed the difference between (A) $50,000,000 and (B) the maximum amount of proceeds of borrowings under the Permitted Term Loan Facility used or permitted to be used by the Borrowers under the provisions thereof to repurchase Senior Notes.

         2.10.    Eurodollar Rate Not Determinable; Illegality or Impropriety.

                  (a) In the event, and on each occasion, that on or before the day on which the Eurodollar Rate is to be determined for a borrowing that is to include Eurodollar Loans, the Agent has determined in good faith that, or has been advised by the Bank that, the Eurodollar Rate cannot be determined for any reason or the Eurodollar Rate will not adequately and fairly reflect the cost of maintaining Eurodollar Loans or Dollar deposits in the principal amount of the applicable Eurodollar Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Bank's eurodollar loans are then being conducted, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Administrative Borrower and the other Lenders. In the event of any such determination, any request by the Administrative Borrower for a Eurodollar Loan pursuant to Section 2.03 shall, until the Agent shall have advised the Administrative Borrower and the other Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Prime Loan. Each determination by the Agent hereunder shall be conclusive and binding absent manifest error.

                  (b) In the event that it shall be unlawful or improper for any Lender to make, maintain or fund any Eurodollar Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Agent and the Administrative Borrower describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make Eurodollar Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Agent and the Administrative Borrower. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding Eurodollar Loan as a Eurodollar Loan, such Lender shall, upon the happening of such event, notify the Agent and the Administrative Borrower, and the Administrative Borrower shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, no later than the date permitted thereby, convert each such Eurodollar Loan into a Prime Loan.

         2.11.    Reserve Requirements; Capital Adequacy Circumstances.

                  (a) Notwithstanding any other provision herein, if any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose any tax on or change the basis of taxation of payments to the Letter of Credit Issuer or any Lender or any Affiliate of a Lender of the principal of or interest on any Eurodollar Loan made by such Lender or of any amounts payable hereunder (other than taxes imposed on the overall net income of the Letter of Credit Issuer or such Lender or such Affiliate by the jurisdiction in which the Letter of Credit Issuer or such Lender or such Affiliate has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Letter of Credit Issuer or such Lender or Affiliate of such Lender (except any such reserve requirement that is reflected in Reserve Requirements) or shall impose on the Letter of Credit Issuer or such Lender or such Affiliate any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit Issuer, and the result of any of the foregoing shall be to increase the cost to the Letter of Credit Issuer or such Lender of making or maintaining any Eurodollar Loan or issuing any Letter of Credit or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the Letter of Credit Issuer or such Lender to be material, then the Borrowers shall jointly and severally pay to the Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate the Letter of Credit Issuer or such Lender for such additional costs incurred or reduction suffered. Any amount or amounts jointly and severally payable by the Borrowers to the Letter of Credit Issuer or any Lender in accordance with the provisions of this Section 2.11(a) shall be paid by the Borrowers to the Letter of Credit Issuer or such Lender within ten (10) Business Days after receipt by the Administrative Borrower from the Letter of Credit Issuer or such Lender of a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding absent manifest error.

                  (b) If the Letter of Credit Issuer or any Lender shall have reasonably determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or by such Lender (or any lending office of such Lender) or by any Affiliate of such Lender, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Letter of Credit Issuer's or such Lender's capital or on the capital of such Lender's Affiliate, as the case may be, as a consequence of the Letter of Credit Issuer's obligations or such Lender's obligations under this Agreement and the Loan Documents to a level below that which the Letter of Credit Issuer or such Lender or such Lender's Affiliate, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration the Letter of Credit Issuer's or such Lender's policies or such Lender's Affiliate's policies, as the case may be, with respect to capital adequacy) by an amount reasonably deemed by the Letter of Credit Issuer or such Lender to be material, then, from time to time, the Borrowers shall jointly and severally reimburse the Letter of Credit Issuer or such Lender for such reduction. Any amount or amounts payable by the Borrowers to the Letter of Credit Issuer or any Lender in accordance with the provisions of this Section 2.11(b) shall be paid by the Borrowers to the Letter of Credit Issuer or such Lender within ten (10) Business Days after receipt by the Administrative Borrower from the Letter of Credit Issuer or such Lender of a statement setting forth (i) in reasonable detail the amount or amounts due, (ii) the basis for the determination from time to time of such amount or amounts and (iii) that such amount(s) have been determined in good faith, which statement shall be conclusive and binding absent manifest error.

                  (c) The Letter of Credit Issuer or any Lender may demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period; provided that the Letter of Credit Issuer or such Lender shall provide to the Administrative Borrower a certificate setting forth in reasonable detail the basis on which such demand is made. The protection of this Section 2.11 shall be available to the Letter of Credit Issuer or any Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         2.12. Indemnity. The Borrowers shall jointly and severally indemnify each Lender against any loss or expense that such Lender actually sustains or incurs as a consequence of (i) any failure by a Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in
Article V, (ii) any failure by a Borrower to borrow any Eurodollar Loan hereunder or to convert any Prime Loan into a Eurodollar Loan after notice of such borrowing or conversion has been given pursuant to Section 2.03 or Section 2.14, as the case may be, (iii) any payment, prepayment (mandatory or optional) or conversion of a Eurodollar Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of margin) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender, of (y) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed or converted (based on the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow or convert on the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or convert, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow or convert) over (z) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid or converted or not borrowed or converted for such Interest Period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.12 and the basis for the determination of such amount or amounts shall be delivered to the Borrowers and shall be conclusive and binding absent manifest error.

         2.13. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against a Borrower or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Obligation as a result of which the aggregate unpaid amount of the Obligations owing to it shall be proportionately less than the aggregate unpaid amount of the Obligations owing to any other Lender, it shall simultaneously purchase from such other Lender at face value a participation in the Obligations owing to such other Lender, so that the aggregate unpaid amount of the Obligations and participations in Obligations held by each Lender shall be in the same proportion to the aggregate unpaid amount of all Obligations owing to such Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the aggregate unpaid amount of all Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys jointly and severally owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a loan directly to the Borrowers in the amount of such participation.

         2.14. Continuation and Conversion of Loans. Subject to Section 2.03 and Section 2.10, the Administrative Borrower shall have the right, at any time, (i) on three Business Days' prior irrevocable written or telecopy notice to the Agent, to continue any Eurodollar Loan or any portion thereof into a subsequent Interest Period, or (ii) on one (1) Business Day's prior irrevocable written or telecopy notice to the Agent, to convert any Eurodollar Loan or portion thereof into a Prime Loan, subject to the following:

                  (A) in the case of a continuation of a Eurodollar Loan or portion thereof as such or a conversion of a Prime Loan or portion thereof into a Eurodollar Loan, (1) no Event of Default or Potential Default shall have occurred and be continuing at the time of such continuation or conversion and (2) Eurodollar Loans resulting from this Section 2.14 shall be limited in number as provided in Section 2.03(d);

                  (B) in the case of a continuation or conversion of less than all Loans, the aggregate principal amount of any Eurodollar Loan continued or converted shall not be less than $1,000,000 and in multiples of $500,000 (or the remaining Availability if less than $500,000) if in excess thereof;

                  (C) each conversion shall be effected by the Lenders by applying the proceeds of the new Loan to the Loan (or portion thereof) being converted; and, in the case of a conversion from a Eurodollar Loan to a Prime Loan, accrued interest on the Eurodollar Loan (or portion thereof) being converted shall be jointly and severally paid by the Borrowers at the time of conversion;

                  (D) if the new Loan made in respect of a conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of conversion;

                  (E) no portion of any Loan shall be continued or converted to a Eurodollar Loan with an Interest Period ending later than the Termination Date; and

                  (F) if any conversion of a Eurodollar Loan shall be effected on a day other than the last day of an Interest Period, the Borrowers shall jointly and severally reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in Section 2.12.

In the event that the Administrative Borrower shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period, such Loan (unless repaid) shall automatically become a Prime Loan at the expiration of the then current Interest Period.

         2.15.    Taxes.

                  (a) All payments made by each Borrower hereunder, under the Notes or under any Loan Document will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Lenders (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If any Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders pursuant to this sentence) the Lenders receive an amount equal to the sum they would have received had no such deductions or withholdings been made,
(ii) such Borrower shall make such deductions or withholdings, and (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by any Borrower, as promptly as possible thereafter, such Borrower shall send the Lenders and the Agent an official receipt showing payment. In addition, the Borrowers agree to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes, the Letters of Credit or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (b) Each Borrower hereby agrees to jointly and severally indemnify the Lenders for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by any Lender and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within thirty (30) days from the date on which such Lender makes written demand therefor.

                  (c) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (each, a "Non-U.S. Lender") agrees to deliver to the Administrative Borrower and the Agent on or prior to the Closing Date or, in the case of a Non-U.S. Lender that is an assignee or transferee of, or purchaser of a participation in, an interest under this Agreement pursuant to
Section 11.13 (unless such Non-U.S. Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Non-U.S. Lender, (i) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (or successor forms) certifying that such Non-U.S. Lender is entitled as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, or (ii) if such Non-U.S. Lender is not a "Bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit J (any such certificate, a "Section 2.15(c) Certificate"), and (y) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying that such Non-U.S. Lender is entitled as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement. In addition, each Non-U.S. Lender agrees that from time to time after the Closing Date, when the passage of time or a change in facts or circumstances renders the previous certification obsolete or inaccurate in any material respect, such Non-U.S. Lender will deliver to the Administrative Borrower and the Agent two (2) new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to a complete exemption under an income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 2.15(c) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish that such Non-U.S. Lender is entitled to a continued exemption from United States withholding tax with respect to payments under this Agreement, or such Non-U.S. Lender shall promptly notify the Administrative Borrower and the Agent of its inability to deliver any such form or Section 2.15(c) Certificate, in which case such Non-U.S. Lender shall not be required to deliver any such form or Section 2.15(c) Certificate. Notwithstanding anything to the contrary contained in Section 2.15(a), but subject to the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income taxes imposed by the United States from interest payable hereunder for the account of any Non-U.S. Lender to the extent that such Non-U.S. Lender has not provided to the Administrative Borrower and the Agent Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding, and (y) the Borrowers shall not be obligated to make increased payments pursuant to Section 2.15(a) to a Non-U.S. Lender in respect of income taxes imposed by the United States if such Non-U.S. Lender has not provided to the Administrative Borrower and the Agent the Internal Revenue Service Forms required to be provided pursuant to this Section 2.15(c). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.15, each Borrower agrees to pay any additional amounts and to indemnify each Non-U.S. Lender in the manner set forth in Sections 2.15(a) and (b) in respect of any United States income Taxes deducted or withheld by them if such Taxes would not have been deducted or withheld but for any change after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof.

                  (d) If a Borrower fails to perform its obligations under this Section 2.15, the Borrowers shall jointly and severally indemnify the Lenders for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

         2.16.    Joint and Several Liability of the Borrowers.

                  (a) Each of the Borrowers is accepting joint and several liability with the other Borrowers hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, direct and indirect, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                  (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.16), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each of the Borrowers under the provisions of this Section 2.16 constitute the absolute and unconditional, full recourse obligations of each of the Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Agent under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or the Lenders at any time or times with respect to any Default and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Agent or the Lenders with respect to the failure by any of the Borrowers to comply with any of its Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.16 afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this Section 2.16, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of the Borrowers under this Section 2.16 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this Section 2.16 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers, the Lenders or the Agent.

                  (f) The provisions of this Section 2.16 are made for the benefit of the Agent, the Lenders, and their respective successors and assigns, and may be enforced by it or them from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent, any Lender or such successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.16 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.16 will forthwith be reinstated in effect, as though such payment had not been made.

                  (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against any of the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent for the benefit of the Lenders with respect to any of the Obligations or any collateral security therefor. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agent or any Lender hereunder or under any other Loan

Documents is hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (h) Each of the Borrowers hereby agrees that, after the occurrence and during the continuance of any Potential Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Potential Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of the other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lenders and promptly paid over to the Agent for application to the Obligations.


                                  ARTICLE III

                               LETTERS OF CREDIT

         3.01.    Letters of Credit.

                  (a)      General.

                           (i)      In order to assist the Borrowers in
establishing or opening with the Letter of Credit Issuer documentary and standby letters of credit (the "Letters of Credit"), the Borrowers have requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending CIT's credit to that of the Borrowers, and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below. CIT shall have no obligation to arrange for the issuance of Letters of Credit on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Revolving Credit Loans and the Letter of Credit Exposure at such time, would cause the amount of all Revolving Credit Loans and the Letter of Credit Exposure at any time to exceed the Current Revolving Commitment at such time. In addition, CIT shall not be required to be the issuer of any Letter of Credit. The Borrowers will be, jointly and severally, the account party for any application for a Letter of Credit, which shall be substantially in the form of Exhibit F hereto or on a computer transmission system approved by CIT and the Letter of Credit Issuer or such other written form or computer transmission system or such other form as may from time to time be approved by the Letter of Credit Issuer and CIT, and shall be duly completed in a manner acceptable to CIT, together with such other certificates, agreements, documents and other papers and information as the Letter of Credit Issuer or CIT may request (the "Letter of Credit Application"). In the event of any conflict between the terms of the Letter of Credit Application and this Agreement, for purposes of this Agreement the terms of this Agreement shall control.

                           (ii)     The aggregate Letter of Credit Exposure
shall not exceed $25 million. In addition, without the prior written consent of CIT and the Agent (A) no [l]etter of [c]redit shall have an expiration date later than the date that is one year after the date of issuance thereof, (B) no Letter of Credit may be amended or otherwise modified or waived, (C) the expiry date of each Letter of Credit shall be no later than 15 days prior to the Termination Date unless on or prior to 15 days prior to the Termination Date such Letter of Credit shall be cash collateralized in an amount equal to at least 105% of the Stated Amount thereof, (D) each Letter of Credit and all documentation in connection therewith shall be in form and substance satisfactory to CIT and the Letter of Credit Issuer, and (E) no Letter of Credit shall be issued for the benefit of domestic trade creditors in connection with the purchase of Inventory by a Borrower.

                           (iii)    The Agent shall have the right, without
notice to the Borrowers, to charge the Loan Account with the amount of any and all indebtedness, liabilities and obligations (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agent or the Lenders hereunder or by CIT under the Letter of Credit Guaranty (A) on the date of payment by the Agent, the Lenders or CIT, as the case may be, of such indebtedness, liability or obligation, and (B) with respect to any Letter of Credit which is not cash collateralized as provided in this Agreement, at any time after the occurrence and during the continuance of an Event of Default. Any amount charged to the Loan Account shall be deemed a Revolving Credit Loan hereunder made by the Lenders to the Borrowers on the date of such charge, funded by the Agent on behalf of the Lenders and subject to Sections 2.03(e) and (f). Any charges, fees, commissions, costs and expenses charged to CIT for the account of the Borrowers by the Letter of Credit Issuer in connection with or arising out of Letters of Credit issued pursuant to this Agreement or out of transactions relating thereto will be charged to the Loan Account in full when charged to or paid by CIT, and any such charges by CIT to the Loan Account shall be conclusive and binding on the Borrowers and the Lenders absent manifest error. Each of the Lenders and the Borrowers agree that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied.

                           (iv)     The Borrowers agree to unconditionally and
jointly and severally indemnify each of the Agent, CIT and each Lender and to hold each of the Agent, CIT and each Lender harmless from any and all loss, claim or liability incurred by such Person arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrowers' account and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by the Letter of Credit Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of such indemnified Person as determined by a final judgment of a court of competent jurisdiction. The Borrowers further agree to jointly and severally hold the Agent, CIT and each Lender harmless from any error or omission, negligence or misconduct by the Letter of Credit Issuer unless such error, omission, negligence or misconduct is a result of such indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrowers agree that any charges incurred by CIT for the Borrowers' account by the Letter of Credit Issuer shall be conclusive and binding on the Borrowers absent manifest error and may be charged to the Loan Account.

                           (v)      None of the Agent, CIT, the Letter of
Credit Issuer or any of the Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipments, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with any such goods or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrowers. Furthermore, without being limited by the foregoing, none of the Agent, CIT, the Letter of Credit Issuer or any of the Lenders shall be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit.

                           (vi)     The Borrowers jointly and severally agree
that any action taken by the Agent, CIT, the Letter of Credit Issuer or any Lender, if taken in good faith, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the goods purported to be represented by any documents, shall be binding on the Borrowers (with respect to the Letter of Credit Issuer, the Agent, CIT and the Lenders) and shall not put the Agent, CIT or the Lenders in any resulting liability to the Borrowers. In furtherance thereof, CIT shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT's sole name, and the Letter of Credit Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Borrowers, provided that, notwithstanding the foregoing, unless a Potential Default or an Event of Default shall have occurred and be continuing, CIT shall not take any of the foregoing actions that result in a departure in any material respect from the terms of the relevant Letter of Credit or Letter of Credit Application.

                           (vii)    Without CIT's express consent in writing or
through a computer transmission, the Borrowers jointly and severally agree: (A) not to execute any applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (B) after the occurrence and during the continuance of an Event of Default, to (1) clear and resolve any questions of non-compliance of documents, or (2) give any instructions as to acceptances or rejection of any documents or goods.

                           (viii)   The Borrowers jointly and severally agree
that any necessary and material import, export or other license or certificates for the import or handling of Inventory required to be obtained by any Borrower will have been promptly procured; all foreign and domestic governmental laws and regulations applicable to any Borrower in regard to the shipment and importation of Inventory or the financing thereof will have been timely and fully complied with, and any certificates in that regard that CIT may at any time reasonably request will be promptly furnished. In this connection, the Borrowers represent and warrant that all shipments made under any such Letters of Credit are in compliance with the laws and regulations of the countries in which the shipments originate and terminate except where all instances of such non-compliance taken together will not have a Material Adverse Effect. As between the Borrowers, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, the Borrowers jointly and severally assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. As between the Borrowers, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrowers' joint and several risk, liability and responsibility.

                           (ix)     Upon any payments made to the Letter of
Credit Issuer under the Letter of Credit Guaranty, CIT or the Lenders, as the case may be, shall, without prejudice to its rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrowers to the Letter of Credit Issuer in any Letter of Credit Application, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

                           (x)      In the event that the Borrowers are
required to provide cash collateral for any Letter of Credit, the Borrowers shall deposit such cash collateral in the Letter of Credit Cash Collateral Account, which cash collateral shall be held in the Letter of Credit Cash Collateral Account until either all Obligations have been paid in full in cash or cash collateral is no longer required under the terms of this Agreement; provided, that, when the Borrowers elect, and are not required, to provide cash collateral for a Letter of Credit, the cash collateral for such Letter of Credit shall be returned to the Borrowers if at such time (A) no Event of Default or Potential Default has occurred and is continuing and (B) no amounts are available to be drawn on such Letter of Credit and all Unreimbursed Draws have been paid in full.

                  (b) Request for Issuance. The Administrative Borrower may from time to time, upon notice (an "L/C Notice") not later than 12:00 noon, New York City time, at least three Business Days in advance, request CIT to assist a Borrower in establishing or opening a Letter of Credit by delivering to the Agent, with a copy to the Letter of Credit Issuer, a Letter of Credit Application, together with any necessary related documents. CIT shall not provide support, pursuant to the Letter of Credit Guaranty, if the Agent shall have received written notice from the Majority Lenders on the Business Day immediately preceding the proposed issuance day for such Letter of Credit that one or more of the conditions precedent in Section 5.02 will not have been satisfied on such date, and neither CIT nor the Agent shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied.

         3.02.    Participations.


                  (a) Purchase of Participations. Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in Section 3.01, each Lender (other than CIT) shall be deemed to have irrevocably and unconditionally purchased and received from CIT, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of CIT with respect to such Letter of Credit (including, without limitation, all Undrawn Letter of Credit Availability and Reimbursement Obligations of the Borrowers with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

                  (b) Sharing of Letter of Credit Payments. In the event that CIT makes any payment in respect of the Letter of Credit Guaranty and the Borrowers shall not have repaid such amount to the Agent for the account of CIT, the Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Section 3.01(a)(iii).

                  (c) Obligations Irrevocable. The obligations of a Lender to make payments to the Agent for the account of the Agent or CIT with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other party and the beneficiary named in any Letter of Credit);

                           (iii)    any draft, certificate or any other
     document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                           (v) any failure by the Agent to provide any notices required pursuant to this Agreement relating to Letters of Credit; or

                           (vi) the occurrence of any Event of Default or Potential Default.


                                   ARTICLE IV

                                 BORROWING BASE

         4.01. Condition of Lending and Assisting in Establishing or Opening Letters of Credit. CIT and the other Lenders shall have no obligation to make a Revolving Credit Loan or assist in establishing or opening a Letter of Credit to the extent that the aggregate unpaid principal amount of the Revolving Credit Loans plus the Letter of Credit Exposure exceeds, or after giving effect to a requested Credit Extension would exceed, the Current Revolving Commitment at such time.

         4.02. Mandatory Prepayment. Concurrently with the delivery of any Borrowing Base Certificate, the Administrative Borrower shall give notice to the Agent of any mandatory prepayment pursuant to Section 2.04(b)(i), which notice shall specify a prepayment date no later than the earlier of the date on which such Borrowing Base Certificate is given and the date on which such Borrowing Base Certificate is required to be provided to the Lenders.

         4.03. Rights and Obligations Unconditional. Without limitation of any other provision of this Agreement, the rights of the Agent, CIT and the Lenders and the obligations of the Borrowers under this Article IV are absolute, unconditional and joint and several and the Agent, CIT and the Lenders shall not be deemed to have waived the condition set forth in Section
4.01 or their right to payment in accordance with Section 4.02 in any circumstance whatever, including but not limited to circumstances wherein, the Agent or the Lenders (knowingly or otherwise) make an advance hereunder in excess of the Borrowing Base.

         4.04     Borrowing Base Certificate.

                  (a) By 12:00 noon, New York City time three Business Days after the last day of each week (and on any other date on which the Agent reasonably requests), the Administrative Borrower shall furnish to the Agent a certificate, substantially in the form of Exhibit D hereto ("Borrowing Base Certificate"), certified as true and correct by a Designated Financial Officer, setting forth the Borrowing Base and the other information required therein as of each Borrower's close of business on the last day of such week, together with such other information with respect to the Inventory and Accounts Receivable of the Borrowers as the

Agent may reasonably request; provided, however, that in the event that Availability is at least $50,000,000 for each day during a period of eight consecutive weeks, the Borrowers may thereafter, upon notice to the Agent, elect to submit Borrowing Base Certificates on a monthly basis, in which event the Administrative Borrower shall submit to the Agent by 12:00 noon New York City time, fifteen (15) Business Days after the last day of each month a Borrowing Base Certificate, certified as described above setting forth the Borrowing Base and other information required therein as of each Borrower's close of business on the last day of such month, together with such other information as the Agent may reasonably request.

                  (b) In the event of any dispute about the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof, the Agent's good faith judgment shall control.

                  (c) The Borrowing Base set forth in a Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agent to but not including the date on which a subsequent Borrowing Base Certificate is duly received by the Agent, unless the Agent disputes the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof by notice of such dispute to the Borrowers, in which case the value of such asset shall, at the discretion of the Borrowers, either not be included in the Borrowing Base or be included in the Borrowing Base with a value reasonably acceptable to the Agent.

                  (d) Each Borrowing Base Certificate shall be accompanied by backup schedules showing the derivation thereof and containing such detail and such other and further information as the Agent may reasonably request from time to time.

         4.05. General Provisions. Notwithstanding anything to the contrary in this Article IV, in no event shall any single element of value or asset be counted twice in determining the Borrowing Base.


                                   ARTICLE V

                 CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT
                              ISSUANCE AND LENDING

         5.01. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied or shall have been waived by the Agent, and the obligation of any Lender to make its Pro Rata Share of the initial Loan hereunder or the obligation of CIT or any Lender to assist a Borrower in obtaining the issuance of the initial Letter of Credit hereunder shall be subject to the satisfaction of the following conditions precedent:

                  (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers including, without limitation, those due and payable pursuant to Sections 2.08 and 11.06. The Borrowers shall have paid to counsel to the Agent all fees and other client charges due to such counsel on the Closing Date.

                  (b) Representations and Warranties; No Event of Default. The representations and warranties contained in Article VI and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders or the Letter of Credit Issuer pursuant hereto or thereto or prior to the Closing Date shall be correct in all material respects on and as of the Closing Date as though made on and as of such date; and no Potential Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms.

                  (c) Legality. The making of the initial Loans and the issuance of the initial Letter of Credit, as applicable, shall not contravene any law, rule or regulation of any Governmental Authority applicable to CIT, the Lenders or the Letter of Credit Issuer.

                  (d) Delivery of Documents. The Agent shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Closing
Date:

                           (i) a Term Note jointly and severally payable to the order of each Lender, duly executed by the Borrowers;

                           (ii)     a Revolving Credit Note jointly and
     severally payable to the order of each Lender, duly executed by the Borrowers;

                           (iii) the Security Agreements, duly executed by the Borrowers;

                           (iv)     the Guaranty, duly executed by GS
     Technologies;

                           (v) appropriate financing statements on Form UCC-1, duly executed by each Borrower, to be duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Documents;

                           (vi) certified copies of requests for copies or information on Form UCC-11, listing all effective financing statements which name as debtor any Obligor, and the results of searches with respect to tax liens and judgment liens against any Obligor, which are filed in the offices referred to in paragraph (v) above or any other filing or recording offices specified by the Agent, together with copies of such financing statements and notices of such liens, none of which, except as otherwise agreed to in writing by the Agent, shall cover any of the Collateral;

                           (vii) a copy of the resolutions adopted by the Board of Directors of each Obligor, certified as of the Closing Date by an authorized officer thereof, authorizing (A) in the case of each Borrower, the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Obligor is or will be a party, and (B) the execution, delivery and performance by such Obligor of each Loan

     Document and the execution and delivery of the other documents to be delivered by such Obligor in connection therewith;

                           (viii)   a certificate of an authorized
     officer of each Obligor, certifying the names and true signatures of the officers of such Obligor authorized to sign each Loan Document to which such Obligor is or will be a party and the other documents to be executed and delivered by such Obligor in connection therewith, together with evidence of the incumbency of such authorized officer;

                           (ix)     a certificate, dated as of a date not
     more than ten Business Days prior to the Closing Date, of the appropriate official(s) of the states of incorporation and each state of foreign qualification of each Obligor, certifying as to the subsistence in good standing of, and, if available, the payment of taxes by, such Obligor in such states and listing all charter documents of such Obligor on file with such official(s);

                           (x) a copy of the charter of each Obligor certified as of a date not more than ten (10) days prior to the Closing Date by the appropriate official(s) of the state of incorporation of such Obligor and as of the Closing Date by an authorized officer of such Obligor;

                           (xi) a copy of the by-laws of each Obligor, certified as of the Closing Date by an authorized officer of such Obligor;

                           (xii) a favorable written opinion of Parker, Poe, Adams & Bernstein, L.L.P. in form and substance satisfactory to the Agent and covering such matters as the Agent may reasonably request;

                           (xiii) a certificate of the Designated Financial Officer of the Administrative Borrower, certifying as to the matters set forth in Section 5.01(b);

                           (xiv) a copy of the consolidated financial statements and consolidated projections of GSTOC and its Subsidiaries referred to in Section 6.07, together with a copy of each management letter, exception report or similar letter or report received by any Borrower from its independent certified public accountants with respect to any period covered thereby and a certificate of the Designated Financial Officer of the Administrative Borrower setting forth all pending and, to the knowledge of each Borrower, threatened litigation or claims and all guarantees and other contingent liabilities of each Borrower and its Subsidiaries in an amount in excess of $10,000,000;

                           (xv) a Borrowing Base Certificate current as of the close of business on a date not earlier than February 29, 2000, certified by the Designated Financial Officer of the Administrative Borrower;

                           (xvi) a certificate of an authorized officer of the Administrative Borrower certifying the names and true signatures of those officers of the Administrative Borrower that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the Loan Documents;

                           (xvii)   a copy of each Material Contract in
     existence on the Closing Date, certified as a true and correct copy thereof by the Designated Financial Officer of the Administrative Borrower, and the Majority Lenders shall be satisfied with the terms thereof;

                           (xviii) a certificate of insurance evidencing insurance on the property of each Borrower as required by Section 7.07, and, in the case of insurance covering any Collateral, confirming that the Agent is named as an additional insured and loss payee with respect thereto, using a long form loss payee endorsement;

                           (xix) a termination and release agreement in form and substance satisfactory to the Agent, duly executed on behalf of the agent and the lenders under the GECC Loan Agreement and the MEI Loan Agreement, agreeing that upon the payment of an amount to be funded by the Borrowers hereunder on or prior to the Closing Date that all Indebtedness and other obligations due thereunder and all Liens securing any such Indebtedness of other obligations shall have been discharged and released;

                           (xx) copies of all documents relating to MEI becoming a direct, wholly-owned Subsidiary of GSTOC, certified as true and correct copies thereof by a Designated Financial Officer of the Administrative Borrower; and

                           (xxi)    such other agreements, instruments,
     approvals, opinions and other documents as the Agent may reasonably request.

                  (e) Proceedings; Receipt of Documents. All proceedings in connection with the transactions contemplated by this Agreement and the Loan Documents and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Agent, as the Agent or such special counsel may reasonably request.

                  (f) Cash Management System. The cash management system of the Borrowers shall be satisfactory to the Agent.

                  (g) Audit. The Agent shall have completed and shall be satisfied (in its sole discretion) with the results of an audit of the Accounts Receivable, Inventory, assets and liabilities and books and records of the Borrowers, and the Borrowers shall have paid all fees and expenses payable in connection with such audit.

                  (h) Lien Priority. The Lien in favor of the Agent pursuant to the Loan Documents shall be a valid and perfected first priority Lien on the Collateral, which shall be subject to no other Liens except for Permitted Liens.

                  (i) Compliance. The Agent shall have received evidence reasonably satisfactory to the Agent of each Borrower's compliance with all requirements herein concerning Environmental Laws, ERISA, tax and labor matters.

                  (j) Legal Restraints/Litigation. On the Closing Date, there shall be no (i) suit, action, investigation or proceeding (judicial or administrative) pending or, to the knowledge of a Borrower, overtly threatened against a Borrower or any of its Subsidiaries, or their assets, by any Governmental Authority with respect to, or any injunction, writ or restraining order restraining or prohibiting, the transactions contemplated by the Loan Documents, or (ii) except as disclosed in Schedule 6.06 hereto, suit, action, investigation or proceeding (judicial or administrative) pending or, to the knowledge of a Borrower, overtly threatened against a Borrower or any of its Subsidiaries, or their assets, which, could have a Material Adverse Effect.

                  (k) MEI Entities. MEI shall have become a wholly-owned, direct Subsidiary of GSTOC and ME-West shall be a wholly-owned indirect Subsidiary of GSTOC and a wholly-owned, direct Subsidiary of MEI, in each case, pursuant to financial, tax and other terms and documentation satisfactory to the Agent and in accordance with all applicable law and contractual provisions.

                  (l) Additional Availability. After giving effect to all the Loans made and Letters of Credit issued on the Closing Date, (i) the Availability shall be at least $25,000,000 in the aggregate on the Closing Date and (ii) all obligations of the Borrowers shall be current. The Borrowers shall deliver to the Agent a certificate of the Designated Financial Officer of the Administrative Borrower certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculations thereof.

         5.02. Conditions Precedent to Loans and Letters of Credit. In addition to the requirements of Section 5.01, the obligation of each Lender to make any Loan and the obligation of CIT or any Lender to assist the Administrative Borrower in obtaining the issuance of any Letter of Credit is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

                  (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to Sections 2.08 and 10.06.

                  (b) Representations and Warranties; No Event of Default. The following statements shall be true, and the submission by the Administrative Borrower to the Agent of a Notice of Borrowing with respect to a Loan and a Borrower's acceptance of the proceeds of such Loan, or the submission by the Administrative Borrower to the Agent and the Letter of Credit Issuer of an L/C Notice with respect to a Letter of Credit and the issuance of such Letter of Credit shall be deemed to be a representation and warranty by each Borrower on the date of such Loan and the date of the issuance of such Letter of Credit that, (i) the representations and warranties contained in
Article VI and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders and the Letter of Credit Issuer pursuant hereto on or prior to the date of such Loan or Letter of Credit are correct in all material respects on and as of such date as though made on and as of such date (except for representations and warranties which relate to a specific date) and; (ii) no Potential Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of the Letter of Credit to be issued on such date.

                  (c) Legality. The making of such Loan or the issuance of such Letter of Credit shall not contravene any law, rule or regulation of any Governmental Authority applicable to CIT, the Lenders or the Letter of Credit Issuer.

                  (d) Borrowing Notice. The Agent shall have received (i) a Notice of Borrowing pursuant to Section 2.03 no later than 12:00 noon (New York City time) three Business Days prior to the date of the proposed borrowing with respect to a Eurodollar Loan or on the date of a proposed borrowing of a Prime Loan or (ii) an L/C Notice and a Letter of Credit Application pursuant to
Section 3.01 not later than 12:00 noon (New York City time) three Business Days prior to the proposed date of issuance of a Letter of Credit.

                  (e) Delivery of Documents. The Agent shall have received such other agreements, instruments, approvals and other documents, each in form and substance satisfactory to the Agent, as the Agent may reasonably request.

                  (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such document, in form and substance satisfactory to the Agent, as the Agent or such special counsel may reasonably request.

                  (g) Revolving Commitment. The aggregate unpaid principal amount of the Loans and the Letter of Credit Exposure shall not exceed, and after giving effect to the requested Credit Extension will not exceed, the Current Revolving Commitment.

Any oral or written request by the Administrative Borrower for any Credit Extension hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in this Section 5.02 have been satisfied (unless waived by the Agent) as of the date of such request. Failure of the Agent to receive notice from the Administrative Borrower to the contrary before such Credit Extension is made shall constitute a further representation and warranty by the Borrowers that the conditions set forth in this Section
5.02 have been satisfied as of the date of such Credit Extension.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

         6.01. Organization, Good Standing, Etc. Each Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of each Borrower, to make the borrowings hereunder and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except, with respect to this clause (iii), where all instances of such failure to qualify taken together will not have a Material Adverse Effect.

                  6.02. Authorization, Etc. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party, (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, any other applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties or result in a default under any agreement or instrument to which a Borrower is a party or by which such Borrower or its properties may be subject [other than any noncompliance with the GECC Loan Agreement resulting solely from the initial borrowing hereunder prior to the application of the use of proceeds thereof on the Closing Date], (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                  6.03. Governmental Approvals. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery by any Borrower of the Loan Documents to which it is a party, consummation of the transactions therein contemplated, performance of or compliance with the terms and conditions thereof or to ensure the legality, validity, enforceability and admissibility in evidence thereof, except for the filings and recordings in respect of the Liens created pursuant to the Security Documents.

                  6.04. Enforceability of Loan Documents. This Agreement and the other Loan Documents to which any Borrower is or will be a party are, and when delivered hereunder, will be, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms.

                  6.05. Subsidiaries. Schedule 6.05 hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of each Subsidiary of each Borrower in existence on the Closing Date. All shares of such stock owned by each Borrower or one or more of its Subsidiaries, as indicated in such Schedule, are owned free and clear of all Liens except for the security interest in favor of the trustee under the 1994 Indenture in the outstanding capital stock of GSTOC and MEI. There are no options, warrants or other rights to acquire shares of capital stock of any Subsidiary of a Borrower.

                  6.06. Litigation. Except as disclosed in Schedule 6.06 hereto, there is no pending or, to the knowledge of any Borrower, overtly threatened in writing, any action, suit or proceeding affecting any Borrower or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator which questions the validity of any Loan Document or which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

                  6.07.    Financial Condition.

                           (a)      Historical Statements.  The Borrowers have
heretofore furnished to the Lenders draft consolidated unaudited financial statements of GSTOC and its Consolidated Subsidiaries as at December 31, 1999, which are to be reviewed by PricewaterhouseCoopers, L.L.P., and draft consolidated financial statements of MEI and its Consolidated Subsidiaries as at December 31, 1999, as to be examined and reported on by PricewaterhouseCoopers, L.L.P. Such financial statements present fairly the financial condition of GSTOC and its Consolidated Subsidiaries and the MEI Entities, respectively, as at the respective dates thereof and the results of operations and the cash flows of GSTOC and its Subsidiaries and the MEI Entities, respectively, for such fiscal periods, all in conformity with GAAP. Except as disclosed in the Schedules hereto, GSTOC and its Consolidated Subsidiaries and the MEI Entities do not have any material contingent liabilities (including liabilities for taxes), unusual forward or long term commitments or unrealized or anticipated losses from unfavorable commitments.

                           (b)      Projections.  The Borrowers have heretofore
furnished to the Lenders quarterly projections of GSTOC and its Consolidated Subsidiaries and the MEI Entities for the fiscal twelve-month period ending December 31, 2000. Such projections have been prepared in accordance with the standard set forth in the second sentence of Section 6.17.

                  6.08. Compliance with Law, Etc. Each Borrower and its Subsidiaries is not in violation of any provision of its charter or by-laws, any law or any term of any material agreement or instrument binding on or otherwise affecting it or any of its properties, except, in the case of violations of law, where all such violations taken together will not have a Material Adverse Effect.

                  6.09. ERISA. (i) Each Plan is in substantial compliance with the applicable provisions of ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Benefit Plan,
(iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct in all material respects and fairly presents the funding status of such Benefit Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Benefit Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous 60 months, and (v) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Benefit Plan within the meaning of Section 412 of the Code. None of the Borrowers and their respective ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and no Borrower is aware of any facts indicating that such Borrower or any of its ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code or as disclosed on Schedule 6.09, the Borrowers do not maintain a welfare plan (as defined in Section 3(1) of ERISA) which provides benefits or coverage after a participant's termination of employment.

                   None of the Borrowers and their respective ERISA Affiliates has incurred any liability under the Worker Adjustment and Retraining Notification Act. All Plans for which any of the Borrowers and their respective ERISA Affiliates must file an annual report are identified in Schedule 6.09 hereto.

                  6.10. Taxes, Etc. All tax returns required to be filed by the Borrowers and any of their respective Subsidiaries have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrowers and their respective Subsidiaries or upon any of their respective properties, income, sales or franchises which are shown thereon as due and payable have been paid, unless payment thereof is being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof or for which an extension for the time of payment has been obtained and with respect to which, adequate reserves therefor are being maintained. The reserves and provisions for taxes, if any, on the books of the Borrowers are adequate for all open years and for its current fiscal period. Except as set forth in Schedule 6.10 hereto, the Borrowers do not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal income tax liabilities of the Borrowers and their respective Subsidiaries have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ending on or prior to December 31, 1993 and all such liabilities (including all deficiencies assessed following audit) have been satisfied.

                  6.11. Regulation T, U or X. The Borrowers are not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  6.12. Nature of Business. Except as otherwise permitted by
Section 8.05, none of the Borrowers and their Subsidiaries is engaged in any business other than the production of high carbon and special grade wire rod, grinding media and mill liners and certain other high quality wire products.

                  6.13. Adverse Agreements, Etc. Except for the Offtake Agreement, none of the Borrowers and their Subsidiaries is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or could reasonably be expected to have, a Material Adverse Effect.

                  6.14. Holding Company and Investment Company Acts. None of the Borrowers and their Subsidiaries is a (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  6.15. Permits, Etc. The Borrowers and their respective Subsidiaries have all permits, licenses, authorizations and approvals required for them lawfully to own and operate their business except where the absence of such permit, license, authorization or approval does not have, or could not reasonably be expected to have, a Material Adverse Effect.

                  6.16. Priority; Title. Except for Permitted Liens, the Liens granted under the Security Documents constitute and shall at all times constitute legal, valid, perfected, first priority Liens on the Collateral, subject to no other Liens other than Permitted Liens, and each Borrower is the sole and absolute owner of its Collateral with full right to pledge, sell, consign, transfer and create Liens therein. No Person has any right of first refusal, option or other preferential right to purchase any Collateral. The Borrowers jointly and severally will at their expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other Person other than the Permitted Liens; and no Borrower will grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor or any other Person other than Permitted Liens. The Borrowers and their respective Subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens except Permitted Liens,

                  6.17. Full Disclosure. No information contained in this Agreement, any other Loan Document or certificate or other written statement furnished by or on behalf of any Borrower or its Subsidiaries pursuant to this Agreement or any other Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. To the extent the Borrowers furnish any projections of the financial position and results of operations of the Borrowers for, or as at the end of, future periods, the Borrowers represent only that such information was or will be prepared in good faith and on the basis of assumptions believed by the Borrowers to be reasonable at the time made and upon the best information then reasonably available to the Borrowers.

                  6.18. Environmental Matters. Except as disclosed in Schedule
6.18 hereto, (i) none of the operations of the Borrowers is the subject of any federal, state or local investigation to determine whether any Remedial Action is needed to address the presence, disposal, Release or threatened Release of Hazardous Materials, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) the operations of the Borrowers and their respective Subsidiaries are in compliance with all applicable Environmental Laws, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect; (iii) there has been no Release at any of the properties owned or operated by the Borrowers, their respective Subsidiaries or, to the knowledge of the Borrowers and their respective Subsidiaries, any predecessor in interest or title, or, to the knowledge of the Borrowers and their respective Subsidiaries, at any disposal or treatment facility which received Hazardous Materials generated by any of the Borrowers and their respective Subsidiaries or, to the knowledge of the Borrowers and their respective Subsidiaries, any predecessor in interest or title which is reasonably likely to result in Environmental Liabilities and Costs of $2,000,000 or more in the aggregate for all such Releases; (iv) no Environmental Actions have been asserted against any of the Borrowers and their respective Subsidiaries or, to the knowledge of the Borrowers and their respective Subsidiaries, any predecessor in interest or title nor do the Borrowers or their



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

respective Subsidiaries have knowledge or notice of any pending or overtly threatened Environmental Action against the Borrowers, their respective Subsidiaries or, to the knowledge of the Borrowers and their respective Subsidiaries, any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $2,000,000 or more in the aggregate for all such Environmental Actions; (v) the Borrowers and their respective Subsidiaries have obtained all permits, approvals, authorizations and licenses required by Environmental Laws necessary for their operations, and all such permits, approvals, authorizations and licenses are in effect and the Borrowers and their respective Subsidiaries are in compliance with all terms and conditions of such permits, approvals, authorizations and licenses, except to the extent that any such non-compliance could not reasonably be expected to have a Material Adverse Effect; (vi) to the knowledge of each Borrower, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any of the Borrowers and their respective Subsidiaries or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $2,000,000 or more in the aggregate for all such Environmental Actions.

                  6.19. Insurance. The Borrowers and their respective Subsidiaries keep their properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workers compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or by the Loan Documents. Schedule 6.19 hereto sets forth a list of all insurance maintained by the Borrowers and their respective Subsidiaries on the Closing Date.

                  6.20.    Financial Accounting Practices, Etc.

                           (a)      The Borrowers and their respective
Subsidiaries make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Agent and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (b)      The Borrowers and their respective
Subsidiaries maintain a system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Inventory and the valuation thereof) is accurate.

                  6.21. No Material Adverse Effect. Since December 31, 1999, there has not occurred any Material Adverse Effect or any event which could reasonably be expected to have a

Material Adverse Effect. Any determination hereunder of whether any such Material Adverse Effect or event has occurred under clause (i) or (ii) of the definition of such term shall be measured against the condition of the Borrowers reflected in the draft financial statements dated as of such date and described in Section 6.07.

                  6.22.    Real Property; Leases.

                           (a)      Schedule 6.22 hereto sets forth a complete
and accurate description and list as of the Closing Date of the location, by state and street address, of all real property owned and leased by the Borrowers, together with, in the case of real property that is owned, a statement as to whether such real property is the subject of a contract of sale (and, if so, a statement as to the status of such sale).

                           (b)      As of the Closing Date, the Borrowers have
valid leasehold interests in the Leases described in Schedule 6.22 hereto.
Schedule 6.22 hereto sets forth with respect to each Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with the Leases is necessary for the Borrowers to enter into and execute the Loan Documents, except as set forth on Schedule 6.22 hereto. No Borrower or, to the knowledge of the Borrowers, any other party to any Lease is in default of its obligations thereunder and neither the Borrowers has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such Lease, except for defaults the consequence of which in the aggregate would have no Material Adverse Effect.

                           (c)      All permits required to have been issued to
the Borrowers with respect to the real property owned or leased by the Borrowers to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used (separate and apart from any other properties), have been lawfully issued and are in full force and effect, other than such permits which, if not obtained, would not have a Material Adverse Effect, and all such real property complies in all material respects with all applicable legal and insurance requirements except where such noncompliance does not have, and could not be reasonably expected to have, a Material Adverse Effect.

                           (d)      The Borrowers have not received any notice,
nor do the Borrowers have any knowledge, of any pending, overtly threatened in writing or contemplated condemnation proceeding affecting any real property owned or leased by the Borrowers or any Subsidiary.

                           (e)      Except as disclosed in Schedule 6.22 hereto,
no portion of any real property owned or leased by the Borrowers or any of their respective Subsidiaries has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition existing prior to such casualty or which if not repaired or restored could not reasonably be expected to result in a Material Adverse Effect.



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

                  6.23. Location of Bank Accounts. Schedule 6.23 hereto sets forth a complete and accurate list as of the Closing Date of all deposit and other accounts, including the Cash Concentration Account and all Depository Accounts, maintained by the Borrowers and their respective Subsidiaries together with a description thereof, including the bank at which such deposit or other account is maintained and the account number and the purpose thereof.

                  6.24. No Event of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                  6.25. Tradenames. Schedule 6.25 hereto sets forth a complete and accurate list as of the Closing Date of all tradenames used by each Borrower and its Subsidiaries.

                  6.26. Solvency. After giving effect to the transactions contemplated by this Agreement and each Credit Extension, each Borrower is, and the Borrowers taken as a whole are, Solvent.

                  6.27. Inventory. There is no location at which a Borrower has any Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 1.01(A) hereto and (ii) any other locations approved in writing from time to time by the Agent pursuant to the definition of "Eligible Inventory". Schedule 1.01(A) hereto contains a true, correct and complete list, as of the Closing Date, of the legal names and addresses of warehouse or other location at which Inventory of each Borrower is stored. None of the receipts received by a Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

                  6.28. Intellectual Property. The Borrowers and their respective Subsidiaries own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their businesses and, to the knowledge of the Borrowers or such Subsidiary, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. To the best knowledge of the Borrowers and their respective Subsidiaries, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any of their respective Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrowers and their respective Subsidiaries, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

                  6.29. Material Contracts. Set forth in Schedule 6.29 hereto is a complete and accurate list as of the Closing Date of all Material Contracts of each Borrower and its Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against such Borrower or its Subsidiaries, as the case may be, and, to each Borrower's knowledge, all other parties thereto in accordance with its terms, and (ii) has not been otherwise amended or modified in any material respect. There exists no default under any Material Contract by the Borrowers or any of their respective Subsidiaries or, to each Borrower's knowledge, any other party thereto which has not been cured or waived.

                  6.30     Labor Relations; Collective Bargaining Agreements.

                           (a)      Set forth in Schedule 6.30 hereto is a list
(including dates of termination) of all collective bargaining agreements between or applicable to a Borrower or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of such Borrower or any of its Subsidiaries.

                           (b)      None of the Borrowers and their respective
Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule
6.30 hereto, there is (i) no significant unfair labor practice complaint pending against a Borrower or any of its Subsidiaries or, to the best knowledge of a Borrower or any of its Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against a Borrower or any of its Subsidiaries or, to the best knowledge of a Borrower or any of its Subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against a Borrower or any of its Subsidiaries or, to the best knowledge of a Borrower or any of its Subsidiaries, threatened against such Borrower or any of its Subsidiaries, and
(iii) to the best knowledge of a Borrower or any of its Subsidiaries, no union representation question existing with respect to the employees of such Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

                  So long as any principal of or interest on any Loans or any Reimbursement Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers will, unless the Majority Lenders shall otherwise consent in writing:

                  7.01. Reporting Requirements. Furnish to the Lenders:

                           (a)      Within fifteen (15) days after the date
hereof, the final consolidated unaudited financial statements of GSTOC and its Consolidated Subsidiaries and the final consolidated audited financial statements of MEI and its Consolidated Subsidiaries, drafts of each of which were delivered pursuant to Section 5.01(d)(xiv), each of which shall be



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

substantially the same in form and content as such corresponding draft statements, and, beginning with the fiscal year of GSTOC ending December 31, 2000, within ninety (90) days after the close of each fiscal year of GSTOC, consolidated and consolidating balance sheets of GSTOC and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and cash flows of GSTOC and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail, setting forth in comparative form the corresponding figures for the immediately preceding fiscal year (as to such consolidated statements), audited and accompanied by an opinion of PricewaterhouseCoopers, L.L.P. or other independent certified public accountants of recognized national standing selected by GSTOC and reasonably satisfactory to the Agent. The opinion of such accountants (the "Accountant's Opinion") shall be without a "going concern" qualification or like qualification or exception or qualification arising out of the scope of the audit with respect to such consolidated balance sheets and statements being prepared in compliance with GAAP and shall in any event state that such balance sheets and statements present fairly the financial position of GSTOC and its Consolidated Subsidiaries as of the end of such fiscal year and the results of operations and cash flows of GSTOC and its Consolidated Subsidiaries for such fiscal year, in conformity with GAAP applied on a basis consistent with that of the immediately preceding fiscal year (except for changes in application in which such accountants concur). Each set of balance sheets and statements delivered pursuant to this Section 7.01(a) shall be accompanied by (1) a certificate or report by such accountants stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheets and statements they did not become aware of any Event of Default or Potential Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof, if determinable, and (2) a certificate of the Designated Financial Officer of the Administrative Borrower stating that such officer has reviewed this Agreement and the other Loan Documents and that in making such review, such officer did not become aware of any Event of Default or Potential Default, or if such officer did become so aware, such certificate shall state the nature and period of existence thereof, if determinable, in form and substance satisfactory to the Agent.

                           (b) Within forth-five (45) days after the close of
each of the first three fiscal quarters of each fiscal year of GSTOC, consolidated and consolidating balance sheets of GSTOC and its Consolidated Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income and cash flows of GSTOC and its Consolidated Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, all in reasonable detail and, except in the case of consolidating financial statements with respect to any such fiscal quarter ending prior to April 1, 2001, setting forth in comparative form the corresponding figures for the corresponding periods for the immediately preceding fiscal year, certified by a Designated Financial Officer of the Administrative Borrower as presenting fairly the financial position of GSTOC and its Consolidated Subsidiaries as of the end of such quarter and fiscal period and the results of operations and cash flows of GSTOC and its Consolidated Subsidiaries for such quarter and fiscal period, in conformity with GAAP applied on a basis consistent, except as otherwise disclosed therein, with that of the most recent audited financial statements furnished to the Lenders, subject to year-end adjustments. Each set of balance sheets and statements delivered



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

pursuant to this Section 7.01(b) shall be accompanied by a certificate of a Designated Financial Officer of the Administrative Borrower stating that such officer has reviewed this Agreement and the other Loan Documents and that in making such review such officer did not become aware of any Event of Default or Potential Default, or if such officer did become so aware, such certificate shall state the nature and period of existence thereof, if determinable, in form and substance satisfactory to the Agent.

                           (c) Within forty-five (45) days after the end of
each fiscal month of GSTOC consolidated and consolidating balance sheets of GSTOC and its Consolidated Subsidiaries as at the last day of such month and consolidated and consolidating statements of income and cash flows for GSTOC and its Consolidated Subsidiaries for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding periods during the preceding fiscal year, and accompanied by a certificate of a Designated Financial Officer of the Administrative Borrower stating that (1) such statements presenting fairly the financial condition of GSTOC and its Consolidated Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of GSTOC for such fiscal month and fiscal period in conformity with GAAP applied on a basis consistent with prior practice, subject to year-end adjustments, and (2) such officer has reviewed this Agreement and that in making such review such officer did not become aware of any Event of Default or Potential Default, or if such officer did become so aware, such certificate shall state the nature and period of existence thereof, if determinable, in form and substance satisfactory to the Agent.

                           (d) As soon as practicable and in any event within
fifteen (15) Business Days after the end of each fiscal month (including the fiscal month in which this Agreement is executed), a monthly inventory report in form and substance reasonably satisfactory to the Agent and certified by a Designated Financial Officer of the Administrative Borrower, which shall be accompanied by a reconciliation from the monthly inventory report as of the Borrowers' close of business on the last day of the preceding month delivered by the Borrower to the Lenders pursuant to this Section 7.01(d).

                           (e)      As soon as practicable and in any event
within the applicable time period specified in Section 4.04, commencing March 10, 2000, a Borrowing Base Certificate.

                           (f) As soon as practicable and in any event within
fifteen (15) Business Days after the end of each fiscal month, a report showing separately those Accounts Receivable which are more than one month, two months, three months and four months old, and a description of all Liens, set-offs, defenses and counter claims with respect thereto, in form and substance reasonably satisfactory to the Agent and certified by a Designated Financial Officer of the Administrative Borrower.

                           (g) As soon as practicable and in any event within
five (5) Business Days after an executive officer of any Borrower has actual knowledge of any Potential Default, Event of Default or any other event that has had, or is reasonably likely to have, a Material Adverse Effect, the written statement of the Designated Financial Officer of the Administrative

Borrower, setting forth the details of such Potential Default, Event of Default or event and the action which the Borrowers propose to take with respect thereto.

                           (h)      Promptly upon distribution, filing, issuance
or their becoming available, a copy of (i) all reports, proxy statements, financial statements and other information distributed by any Obligor or GSI to its creditors or the financial community in general or filed by any Obligor or GSI with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc., (ii) all press releases issued by any Obligor or GSI, (iii) all other statements concerning material changes or developments in the business of any Obligor made available by such Obligor to the public and (iv) any accountant's management letters and any audit or other reports submitted to any Obligor by independent accountants.

                           (i)      As soon as possible and in any event
(A) within thirty (30) days after a Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Benefit Plan has occurred, and (B) within twenty (20) days after a Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any Benefit Plan has occurred, or that a Borrower or any of its ERISA Affiliates has failed to make a required installment to a Benefit Plan within the meaning of Section 412(m) of the Code, a statement of the Designated Financial Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto, (ii) promptly and in any event within five (5) Business Days after receipt thereof by a Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by such Borrower or any of its ERISA Affiliates of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within thirty
(30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Benefit Plan, (iv) promptly and in any event within thirty
(30) Business Days after request therefor by the Agent, a copy of each notice received by such Borrower or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA,
(v) promptly, and in any event within ten (10) days after a Borrower or any of their respective ERISA affiliates is required to send a notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act), and (vi) promptly and in any event within thirty (30) days after a Borrower or any ERISA Affiliate takes action to establish a new Benefit Plan or contribute to a new Multiemployer Plan, a statement of the Designated Financial Officer of such Borrower describing such Benefit Plan or Multiemployer Plan.

                           (j)      Within fifteen (15) days prior to the
beginning of each fiscal year of GSTOC: (i) projected consolidated and consolidating balance sheets of GSTOC and its operating units and Subsidiaries on a monthly basis for such fiscal year; (ii) projected consolidated cash flow statements of GSTOC and its operating units and Subsidiaries for such Fiscal Year; (iii) a capital budget by Borrower and by month for such fiscal year; (iv) projected consolidated and consolidating income statements of GSTOC and Subsidiaries for such fiscal year on a monthly basis; and (v) the business plan of GSTOC and Subsidiaries for such fiscal year, including all assumptions upon which such business plan is based; together with appropriate supporting details as reasonably requested by the Agent or any Lender.

                           (k)      Promptly after, and in any event within ten
(10) Business Days after, an officer of a Borrower learns of any of the following, notice thereof:

                                    (i)     the receipt by such Borrower or any
         of its Subsidiaries of notification that any real or personal property of such Borrower or such Subsidiary is subject to any Environmental Lien;

                                    (ii)    notice of violation of any
         Environmental Law which could reasonably be expected to subject such Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $2,000,000 or more;

                                    (iii)   notice of the commencement of any
         Environmental Action by a Borrower or any of its Subsidiaries of any Environmental Law, which if adversely determined, could reasonably be expected to subject such Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $2,000,000 or more;

                           (l)      Promptly after the commencement thereof but
in any event not later than five (5) Business Days after service of process with respect thereto on a Borrower or any of its Subsidiaries, notice of each action, suit or proceeding involving such Borrower or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                           (m)      Promptly after submission to any
Governmental Authority all documents and information furnished to such Governmental Authority in connection with any investigation of a Borrower or any of its Subsidiaries other than routine inquiries by such Governmental Authority.

                           (n)      Promptly after the occurrence thereof or the
request therefor, copies of (i) any amendment, waiver or other modification of any of the terms of any Material Contract or any written notice of default or other noncompliance thereunder, and (ii) any Material Contract entered into after the Closing Date, including, without limitation, all agreements and instruments relating to a Permitted Term Loan Facility.

                           (o)      Promptly upon request, such other
information concerning the condition or operations, financial or otherwise, of any Obligor or any of its Subsidiaries as the Agent or any Lender from time to time may reasonably request.

                  7.02. Compliance with Laws, Etc. Comply, and cause each of their respective Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying before delinquency all lawful claims of any Governmental Authority which if unpaid might become a Lien or charge upon any of its

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properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof, except, in each case other than non-compliance in the payment of federal, state and local taxes which, if unpaid, could result in a Lien on any Collateral or any other non-compliance that may result in a Lien on Collateral, where such instance of non-compliance could not reasonably be expected to have Material Adverse Effect.

                  7.03. Preservation of Existence, Etc. Maintain and preserve, and cause each of their respective Subsidiaries to maintain and preserve, their respective existence, rights and privileges, and become or remain and cause each of their respective Subsidiaries to become and remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary except where such failure to qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect.

                  7.04. Keeping of Records and Books of Account. Keep, and cause each of their respective Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles consistently applied.

                  7.05. Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the Agent or any Lender, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate at reasonable times, and during normal business hours and upon reasonable prior notice (except that during the continuation of an Event of Default no such notice shall be required) to: (i) examine and inspect the books and records of the Borrowers and take copies and extracts therefrom; (ii) verify materials, leases, notes, receivables, deposit accounts and other assets of the Borrowers from time to time; (iii) conduct Inventory appraisals of the Borrowers from time to time, all of which shall be at the expense of the Borrowers, provided that so long as no Event of Default shall have occurred and be continuing no more than two such appraisals in any fiscal year of GSTOC shall be at the expense of the Borrowers; (iv) visit the properties of the Borrowers; (v) discuss the affairs, finances and accounts of the Borrowers with any of their respective officers or directors; and (vi) communicate directly with the Borrowers' independent certified public accountants. The Borrowers shall authorize their independent certified public accountants to disclose to the Agent or any Lender any and all financial statements and other information of any kind relating to the Loan Documents and the Obligations, as the Agent of any Lender reasonably requests from the Borrowers and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrowers or any of their Subsidiaries.

                  7.06. Maintenance of Properties, Etc. Maintain and preserve, and cause each of their respective Subsidiaries to maintain and preserve, all of their properties (including all real properties leased or owned by them) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted or loss by casualty or taking by any Governmental Authority, and comply, and cause each of their respective Subsidiaries to comply, at all times with the provisions of all Leases to which each of



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
them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

                  7.07. Maintenance of Insurance. Maintain, and cause each of their respective Subsidiaries to maintain, with responsible and reputable insurance companies or associations, insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks, as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral are to be made payable to the Agent, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable and additional insured endorsement in the Agent's favor, and shall provide for not less than thirty
(30) days prior written notice to the Agent of the exercise of any right of cancellation. At a Borrower's request, or if a Borrower fails to maintain such insurance, the Agent may arrange for such insurance, but at the Borrowers' joint and several expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the sole right, in the name of the Agent and the Borrowers, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                  7.08. Environmental Matters. Comply, and cause each of their respective Subsidiaries to comply in all material respects, with the requirements of all Environmental Laws and provide to the Agent all documentation in connection with such compliance that the Agent may reasonably request; not cause or permit the Collateral or any property or facility owned, operated or occupied by the Borrowers or any of their respective Subsidiaries to be used for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials except in compliance with applicable laws; and immediately notify the Agent of any Release of Hazardous Materials in excess of any reportable quantity and take any Remedial Actions required pursuant to Environmental Law to abate such Release. On behalf of the Borrowers and their respective Subsidiaries, the Borrowers hereby jointly and severally agree to defend, indemnify, and hold harmless the Agent, the Lenders and the Letter of Credit Issuer, their employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities (including strict liability), settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) and Environmental Liabilities and Costs arising out of
(i) any Release, or threatened Release on any property presently or formerly owned or occupied by the Borrowers or any of their respective Subsidiaries (or their predecessors in interest or title) or at any disposal facility which received Hazardous Materials generated by the Borrowers or any



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of their respective Subsidiaries; (ii) any violation of Environmental Laws,
(iii) any Environmental Actions, (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to exposure to Hazardous Materials used, handled, generated, transported or deposited by the Borrowers or any of their respective Subsidiaries (or any predecessor in interest or title); and/or (v) the breach of any representation or warranty made by the Borrowers in Section 6.18 or the breach of any covenant made by any of the Borrowers in this Section 7.08. This environmental indemnity shall survive the repayment of the Obligations and discharge or release of any security interest granted under the Loan Documents.

                  7.09. Further Assurances. Do, execute, acknowledge and deliver, and cause each of their respective Subsidiaries to do, execute, acknowledge and deliver, at the sole cost and expense of the Borrowers all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to valid and perfected first priority Liens all of the Collateral, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Lien intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agent, the Lenders and the Letter of Credit Issuer the rights now or hereafter intended to be granted to the Agent, the Lenders and the Letter of Credit Issuer under this Agreement, any Loan Document or any other instrument under which a Borrower or any Subsidiary may be or may hereafter become bound to convey, mortgage or assign to the Agent, the Lenders and the Letter of Credit Issuer.

                  7.10. Borrowing Base. Maintain all Revolving Credit Loans and Letters of Credit in compliance with the then current Borrowing Base.

                  7.11. Change in Collateral; Collateral Records. Give the Agent not less than thirty (30) days' prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and with respect to which the Agent has filed financing statements and otherwise fully perfected its Liens thereon. The Borrowers shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the security interests granted therein. The Borrowers agree to execute and deliver to the Agent for the benefit of the Agent from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. The Borrowers' failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interest in the Collateral.

                  7.12. Financial Accounting Practices, Etc.

                           (a)      Make and keep books, records and accounts
which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of each Borrower and its Subsidiaries and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary
(A) to permit preparation of



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financial statements in conformity with GAAP and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (b)      Maintain a system of internal procedures
and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Eligible Accounts Receivable or Eligible Inventory as provided herein and the valuation thereof) is accurate in all material respects.

                  7.13. Cash Management System.

                           (a)      Commencing on the Closing Date and for so
long as any Obligations (other than contingent indemnification obligations) are outstanding, each Borrower shall deposit on the date of receipt thereof or cause to be deposited directly under lock-box arrangements reasonably satisfactory to the Agent all cash, checks, notes, drafts or other similar items of payment relating to or constituting payments made by any of such Borrower's Account Debtors in respect of any and all of such Borrower's Accounts Receivable, and any and all funds received from any other source into the Depository Accounts; provided, however, that all funds in the Depository Accounts shall at all times after the date that is five Business Days after the Closing Date be pledged to the Agent, pursuant to appropriate blocked account arrangements established in the Depository Account Agreements. The Borrowers may open Depository Accounts with any Depository Banks in lieu of or in addition to those listed in Schedule 6.23 hereto; provided, however, that (i) the Agent shall have consented to the opening of such Depository Account with such Depository Bank prior thereto and (ii) at the time of the opening of such Depository Account such Borrower shall deliver to the Agent a Depository Account Agreement duly executed by such Borrower and such Depository Bank. The Depository Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Obligations, and in which such Borrower shall have granted, and the Depository Bank shall have acknowledged, a valid, perfected first priority Lien in favor of the Agent.

                           (b)      In the event that (i) an Event of Default
has occurred and is continuing, or (ii) Availability is less than the Availability required by Section 8.17, upon notice by the Agent, given in the Agent's sole discretion or at the direction of the Majority Lenders, all amounts deposited in the Depository Accounts shall, on the same day as such funds shall have been cleared by the Depository Banks at which the Depository Accounts are located, be deposited via wire transfer, in immediately available funds, into the Cash Concentration Account. The Agent shall give GSTOC at least five (5) Business Days' notice prior to changing the Cash Concentration Account Bank in which the Cash Concentration Account is maintained. All amounts deposited in and credited to the Cash Concentration Account in immediately available funds by 1:00 P.M. (Eastern time) on any Business Day shall be applied by the Agent on such Business Day against any then due and payable interest and fees hereunder and then against the outstanding balance of the Obligations. In no event shall any amount be applied by the Agent against such interest and fees and the outstanding balance of the Obligations unless and until such amount shall have been credited in immediately available funds to the Cash Concentration



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

Account. Any funds deposited in the Cash Concentration Account in excess of the amount applied to such interest and fees and the outstanding balance of the Obligations shall be credited against any future Obligations (other than obligations arising under Letters of Credit) owed by the Borrowers and shall be held as collateral security securing the payment of the Obligations (other than obligations arising under Letters of Credit) and the Borrowers shall have granted to the Agent a Lien on all cash, checks and other similar items of payment.

                           (c)     Each Borrower shall, on or before March 17,
2000, (A) deliver to the Agent a revised Schedule 6.23 hereto amending Schedule
6.23 hereto existing on the Closing Date in a manner reasonably acceptable to the Agent, (B) deliver to the Agent one or more Depository Account Agreements duly executed by the Borrowers and each Depository Bank, (C) deliver to the Agent a Cash Concentration Account Agreement executed by the Borrowers and the Cash Concentration Account Bank and (D) take such actions as the Agent deems necessary or advisable to grant to the Agent dominion and control over the funds in each Depository Account and the Cash Concentration Account in accordance with Section 7.13(b).

                  7.14 Landlord and Warehouse Waivers. As soon as practicable and in any event within 30 days of the Closing Date, the Borrowers shall use their reasonable best efforts (but not requiring any payment by a Borrower) to deliver to the Agent (i) a landlord waiver, in form and substance satisfactory to the Agent, with respect to each of the Borrowers' leased premises identified in Schedule 1.01(A) hereto and (ii) a warehouse waiver, in form and substance satisfactory to the Agent, with respect to each of the Borrowers' warehouses listed in Schedule 1.01(A) hereto.

                  7.15 Additional Subsidiaries. (a) If a Person shall become a Subsidiary of a Borrower after the Closing Date, such Borrower shall (i) notify the Agent promptly after such Person becomes a Subsidiary of the Borrower and
(ii) if such Person then or at any time thereafter has assets with a fair market value in excess of $500,000, promptly, and in any event within ten (10) Business Days of such Person becoming a Subsidiary, cause such Subsidiary to execute and deliver a guaranty and a security agreement, each in form and substance satisfactory to the Agent, in respect of the Obligations and to deliver such opinions of counsel and other documents as the Agent may reasonably request in connection therewith.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  So long as any principal of or interest on any Loan or any Reimbursement Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers will not, without the prior written consent of the Majority Lenders:

                  8.01. Liens, Etc. Create or suffer to exist, or permit any of their respective Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer,



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or permit any of its Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following ("Permitted Liens"):

                           (a)      Liens created pursuant to the Loan
          Documents;

                           (b) Liens existing on the date hereof, as set forth in Schedule 8.01 hereto, provided that (i) no such Lien shall apply to any other property or asset of any Borrower or any of its Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

                           (c) Liens created pursuant to the Permitted Term Loan Facility;

                           (d) Liens for taxes, assessments or governmental charges or levies to the extent that the payment thereof shall not be required by Section 7.02;

                           (e) Liens created by operation of law (other than Environmental Liens), such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                           (f) deposits, pledges or Liens (other than Liens arising under ERISA) securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (iii) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                           (g) restrictions on the use of real property and exceptions to the title thereto which do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by a Borrower or any of its Subsidiaries in the normal conduct of such Person's business;

                           (h) Liens to secure the payment of all or a part of the purchase price of assets or property (other than assets or property constituting or which will constitute Collateral) acquired after the Closing Date, provided that (i) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the fair market value (or, if less, the cost) of the assets or property so acquired; (ii) the Indebtedness secured by such Liens shall have otherwise been permitted to be incurred under this Agreement, and
         (iii) such Liens shall not encumber any other assets or property of any Borrower (other than additions thereof) and shall attach to such assets or property within sixty (60) days of the acquisition of such assets or property;

                           (i) Liens on the assets or property of a Subsidiary of a Borrower existing at the time such Subsidiary became a Subsidiary of a Borrower and not incurred as a result (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary of a Borrower, provided such Liens do not extend to or cover any property or



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         assets of a Borrower or any of its Subsidiaries (other than the property or assets so acquired and additions, improvements and accessories thereto and replacements thereof);

                           (j) Liens arising from precautionary UCC financing statement filings regarding operating leases permitted hereunder; and

                           (k) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Agreement and is permitted to be refinanced under this Agreement, provided that such Liens do not extend to or cover any property or assets of the Borrower or any of its Subsidiaries not securing the Indebtedness so refinanced.

                  8.02. Indebtedness. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:

                           (a) Indebtedness created hereunder or under the Notes or any Letter of Credit;

                           (b) Indebtedness existing on the date hereof, as set forth in Schedule 8.02 hereto, but not any extension, renewal or replacement of such Indebtedness except to the extent set forth in such Schedule 8.02, provided that the aggregate principal amount of Indebtedness to be extended, renewed or refinanced does not increase from the amount stated in such Schedule 8.02;

                           (c) Indebtedness incurred pursuant to the Permitted Term Loan Facility;

                           (d) Indebtedness of any Borrower or one of its Subsidiaries to any other Borrower or one of its Subsidiaries;

                           (e)      Indebtedness permitted under Section 8.03;
         and

                           (f) Indebtedness not to exceed $5,000,000 in aggregate principal amount at any one time outstanding, the proceeds of which are applied solely to expenditures made for the acquisition, construction or improvement of assets, in each case which are useful in the type of business of the Borrowers conducted on the Closing Date, and all replacements, renewals, refinancing and extensions or such indebtedness.

                  8.03. Guarantees, Etc. Become liable, or permit any of its Subsidiaries to become liable, under any Guarantee in connection with any Indebtedness of any other Person, other than:

                           (a) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and

                           (b) guaranties existing on the date hereof, as set forth in Schedule 8.03 hereto, but not any extension, renewal or replacement thereof.



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

                  8.04. Merger, Consolidation, Sale of Assets, Etc.

                           (a) Merge or consolidate with any Person, or permit any of their respective Subsidiaries to merge or consolidate with any Person; provided, however, that any Subsidiary of a Borrower may be merged into such Borrower or another such Subsidiary, or may consolidate with another such Subsidiary, so long as (i) no other provision of this Agreement would be violated thereby, and (ii) such Borrower gives the Agent at least thirty (30) days' prior written notice of such merger or consolidation.

                           (b) Sell, assign, lease or otherwise transfer or dispose of, or permit any of their respective Subsidiaries to sell, assign, lease or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of their properties, rights or other assets, whether now owned or hereafter acquired to any Person, or enter into any sale-leaseback transaction, provided that:

                           (i) a Borrower may sell or dispose of assets not constituting Collateral, provided that (A) the consideration received in connection with any such sale shall be at least equal to the fair market value of such assets (as determined by such Borrower in good faith), and at least 75% of such consideration shall be received in cash, (B) the Net Proceeds received in connection with any such sale shall be used for working capital purposes or general corporate purposes not otherwise prohibited by the terms of this Agreement, including the repayment of Indebtedness and (C) any Net Proceeds not so applied by the Borrowers shall be applied to the payment of the Obligations if an Event of Default has occurred and is continuing;

                           (ii) a Borrower may sell Inventory in the ordinary course of business, provided that the proceeds of such sales of Inventory shall be deposited in a Depository Account or the Cash Concentration Account pursuant to the terms of Section 7.13;

                           (iii)    a Borrower and its Subsidiaries may
                  dispose of obsolete, unnecessary or worn-out equipment in the ordinary course of business;

                           (iv) a Borrower and its Subsidiaries may lease real property not constituting a sale-leaseback transaction to the extent not otherwise prohibited by this Agreement; and

                           (v) a Borrower may license to another Borrower on a non-exclusive basis and in the ordinary course of business of such Borrower and such other Borrower, such Borrower's rights in intellectual property relating to the business of such Borrower and such other Borrower.

                  8.05. Change in Nature of Business. Engage, or permit any of their respective Subsidiaries to engage, directly or indirectly, in any business other than the business in which it is engaged on the date hereof and reasonable extensions thereof.



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

                  8.06. Loans, Advances and Investments, Etc. Make, or permit any of their respective Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any of their respective Subsidiaries to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than:

                           (a)      Permitted Investments;

                           (b) investments existing on the date hereof, as set forth in Schedule 8.06 hereto;

                           (c) the acquisition by GSTOC of all of the capital stock of MEI in accordance with documents, copies of which have been delivered to the Agent pursuant to Section 5.01(d)(xix);

                           (d) loans and advances to employees in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

                           (e) purchases of equipment, materials and inventory in the ordinary course of business;

                           (f)      non-cash consideration received in
         connection with asset sales and dispositions permitted by Section 8.04(b);

                           (g) investments, not exceeding $4,000,000 in the aggregate [at any one time outstanding], in Persons, other than the Borrowers, that are engaged in business related to any business engaged in by the Borrowers as permitted by Section 8.05; and

                           (h) unsecured loans made by a Borrower to another Borrower so long as: (i) the Depository Account(s) of each recipient of such a loan shall have been established, and such recipient shall have delivered to Agent a Depository Account Agreement pursuant to Section 7.13; (ii) after giving effect to each such loan, the Borrower making such loan shall be Solvent; (iii) each recipient of such a loan shall use the proceeds thereof solely for working capital and general corporate purposes; and (iv) the Borrowers shall have delivered to the Agent a current list of intercompany loans outstanding.

                  8.07. Dividends, Prepayments, Etc. Declare or pay any dividends, purchase or otherwise acquire for value any of their capital stock now or hereafter outstanding, return any capital to their stockholders as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of their Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of a Borrower or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, defease or otherwise retire, any Indebtedness of a Borrower which is subordinated in right of payment to any other Indebtedness of such Borrower before its scheduled due date; provided, however, that (i) the Indebtedness under the GECC Loan Agreement and the MEI Loan Agreement may be paid in full on or before the Closing Date, (ii) Subsidiaries of GSTOC may pay dividends to GSTOC and (iii) GSTOC may pay dividends to GS Technologies.

                  8.08. Federal Reserve Regulations. Permit any proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board.

                  8.09. Transactions with Affiliates. (a) Enter into or be a party to, or permit any of their Subsidiaries to enter into or be a party to, any transaction or series of transactions with or for the benefit of any Affiliate of a Borrower except in good faith and on terms no less favorable to such Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arms' length basis from an unaffiliated third party.

                           (b) For any transaction (or series of related transactions) with an Affiliate of a Borrower or any Subsidiary of a Borrower involving aggregate payments or other market value in excess of $1,000,000, GSTOC shall deliver to Agent a certificate signed by an executive officer of GSTOC evidencing that such transaction (or series of related transactions) satisfies the above criteria. In addition, for any transaction (or series of related transactions) with an Affiliate of a Borrower or any Subsidiary of a Borrower involving in excess of $2,500,000, a majority of the Board of Directors of GSTOC that are disinterested with respect to such transaction (or series of related transactions) shall determine that such transaction (or series of related transactions) satisfies the above criteria and shall evidence such determination by means of a copy of resolutions of the Board of Directors of GSTOC certified by the Secretary or Assistant Secretary of GSTOC as having been duly adopted and in full force and effect and filed with the Agent.

                           (c) The requirements of Section 8.09(a) and (b) above shall not apply to the following transactions:

                                    (i)     reasonable compensation,
                  indemnification and other benefits paid or made available to full-time officers and employees of a Borrower or any Subsidiary of a Borrower for services rendered in such person's capacity as an officer, director or employee (including provision of directors' and officers' liability insurance);

                                    (ii) any payments, awards or grants, in
                  cash or otherwise, pursuant to, or the funding of, an employment agreement or plan approved by the Board of Directors of GSTOC or the Board of Directors of any Subsidiary of GSTOC;

                                    (iii) payroll, travel and other advances in
                  the ordinary course of business to full-time officers and employees of any Borrower or any Subsidiary of any Borrower;

                                    (iv)    the Management Services Agreement
                  and the Tax Sharing Agreement;

                                    (v)     the Offtake Agreement;

                                    (vi) transactions between one Borrower and
                  another Borrower in the ordinary course of business consistent with past practice.

                  8.10. ERISA.

                           (a)      Engage, or permit any ERISA Affiliate to
engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor and that would have a Material Adverse Effect;

                           (b)      permit, or permit any ERISA Affiliate to
permit, any enforceable Lien from arising under Section 412(n) of the Code;

                           (c) amend or permit any ERISA Affiliate to amend any
Benefit Plan in a manner that would require security under Section 307 of ERISA; or

                           (d)      request or permit any ERISA Affiliate to
request a waiver of the minimum funding requirements under Section 412 of the Code in respect of any Benefit Plan.

                  8.11. Capital Expenditures. Make, or be committed to make, or permit any Capital Expenditures that exceed in the aggregate $32,000,000 in any fiscal year of GSTOC. In addition to the foregoing, to the extent that the amount of Capital Expenditures made by the Borrowers during any fiscal year of GSTOC (exclusive, however, of Capital Expenditures constituting the investment in assets replacing assets that have been sold or destroyed or otherwise dispensed of) is less than the amount applicable to the respective fiscal year as set forth in this Section 8.11 (and without increasing any such amount by the amount of any additional amounts permitted to be spent in such fiscal year pursuant to this sentence), such amount may be carried forward and utilized to make Capital Expenditures in excess of the amount permitted in the immediately preceding sentence in the following fiscal year; provided that the aggregate amount expended on Capital Expenditures in any fiscal year shall not exceed 125% of the amount permitted to be made in such fiscal year as set forth in this Section 8.11.

                  8.12. Sales of Notes, Etc. Sell, discount or otherwise dispose of notes, Accounts Receivable or other obligations owing to any Borrower or permit any of its Subsidiaries to do so.

                  8.13. Compromise of Receivables. Compromise or adjust any of the Accounts Receivable (or extend the time for payment thereof) or grant any discounts, allowances or credits thereon or permit any of their Subsidiaries to do so, except, in each case, in the ordinary course of business consistent with the past practice, as set forth in the most recent Borrowing Base Certificate or an amendment or supplement thereto delivered hereunder.

                  8.14. Amendment of Indentures, Tax Sharing Agreement and Management Services Agreement. Consent to or permit any amendment (whether by means of a supplemental indenture or otherwise) of either Indenture or consent to or permit any amendment of the Tax Sharing Agreement or the Management Services Agreement except to the extent that any such amendment does not materially adversely affect the rights or materially increase the obligations of any Borrower thereunder.

                  8.15. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause or suffer to exist or become effective or enter into any



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

agreement with any Person that would cause, any consensual encumbrance or restriction of any kind on the ability of any Borrower or any of its Subsidiaries to (i) pay dividends, in cash or otherwise, or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits owed by, or pay any Indebtedness owed to, any Borrower or any of its Restricted Subsidiaries, (ii) make any loans or advances to any Borrower or any of its Subsidiaries, or (iii) transfer any of its properties or assets to any Borrower or to any of its Subsidiaries, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (w) this Agreement and the Security Documents, (x) any restrictions existing under or contemplated by agreements in effect on the Closing Date, (y) any restrictions with respect to a Subsidiary of a Borrower that is not a Subsidiary of a Borrower on the Closing Date, in existence at the time such Person becomes a Subsidiary of the Borrower (but not created in contemplation of such Person becoming a Subsidiary), or (z) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (w), (x) or (y) above; provided, however, that the terms and conditions of any such restrictions under this clause (z) are not materially less favorable to the Lenders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced.

                  8.16. Limitation on Issuance of Additional Stock. Issue, or permit any of its Subsidiaries to issue, any shares of its capital stock or any warrants, rights or options to acquire shares of its capital stock, except to the Borrower that owns all of its shares on the Closing Date or any later date on which such Person is created or acquired.

                  8.17. Availability. Permit Availability to be less than zero at any time.

                                   ARTICLE IX

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

                  9.01. Management of Collateral. (a) After the occurrence and during the continuance of an Event of Default, the Agent may for the benefit of the Lenders send a notice of assignment and/or notice of the Agent's security interest to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Borrowers shall not and shall not permit their Subsidiaries to without prior written consent of the Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, unless an Event of Default shall have occurred and be continuing, in the ordinary course of business.

                           (b)      (i)     The Borrowers hereby appoint the
Agent or its designee on behalf of the Agent as the Borrowers' attorney-in-fact with power to endorse a Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession, to sign a Borrower's name on any invoice or bill of



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

lading relating to any of the Accounts Receivable, drafts against Account Debtors, assignments and verifications of Accounts Receivable and notices to Account Debtors, to send verification of Accounts Receivable, and upon the acceleration of the Loans and any other Obligations under the Loan Documents following an Event of Default, to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrowers to such address as they may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and any other Obligations under the Loan Documents are paid in full and the Revolving Credit Commitment is terminated.

                                    (ii)    The Agent without notice to or
consent of any Borrower upon the occurrence and during the continuance of an Event of Default (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts Receivable or any securities, instruments or insurance applicable thereto and/or release the Account Debtor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Accounts Receivable, and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of any Borrower any and all checks, drafts, and other instruments for the payment of money relating to the Accounts Receivable. Each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, all in a commercially reasonable manner and without discharging or in any way affecting liability hereunder.

                           (c)      Nothing herein contained shall be construed
to constitute Borrower as agent of the Agent or the Lenders for any purpose whatsoever, and the Agent and the Lenders shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Agent and the Lenders constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Agent or the Lenders constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent and the Lenders, by anything herein or in any assignment or otherwise, do not assume any of the Borrowers' obligations under any contract or agreement assigned to the Agent or any Lender and shall not be responsible in any way for the performance by such Borrower of any of the terms and conditions thereof.

                           (d)      If any of the Accounts Receivable includes a
harge for any tax payable to any Governmental Authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the any Borrower's account and to charge such Borrower therefor. Such Borrower shall notify the Agent if any Accounts Receivable include any taxes due to any such authority and, in the absence of


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



such notice, the Agent shall have the right to retain the full proceeds of such Accounts Receivable and shall not be liable for any taxes that may be due from such Borrower by reason of the sale and delivery creating such Accounts Receivable.

                  9.02. Accounts Receivable Documentation. Each Borrower will at such intervals as the Agent may reasonably require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agent and furnish such further schedules and/or information as the Agent may require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advises, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, each Borrower shall notify the Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 9.03 below. The items to be provided under this
Section 9.02 are to be in form reasonably satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral. Any Borrower's failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien or security interest in the Collateral. No Borrower shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Borrower's industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agent and providing the Agent with copy of such re-billing, identifying the same as such. If any Borrower becomes aware of anything materially detrimental to any of the Borrowers' customers' credit, such Borrower will promptly advise the Agent thereof.

                  9.03. Status of Accounts Receivable and Other Collateral. With respect to Collateral of the Borrowers at the time the Collateral becomes subject to the Agent's security interests, the Borrowers covenant, represent and warrant: (a) the Borrowers shall be the sole owners, free and clear of all Liens, except in the favor of the Agent for the benefit of the Lenders or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold by a Borrower; (c) no Account Receivable is subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto or otherwise disclosed in writing to the Agent and not included in the Borrowing Base and such discounts and allowances as may be customary in the Borrowers' business, and each of such Accounts Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Accounts Receivable shall, to the best of the Borrowers' knowledge, violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by any Borrower at or before the time such Accounts Receivable is created; (f) all documents created by or on behalf of any Borrower with respect to any Accounts Receivable shall be what they purport to be and all information therein shall be true and correct, and all documents created by or on behalf of any Person other than a Borrower with respect to any Accounts Receivable shall be, to the best of the Borrowers' knowledge, what they purport to be and all information therein shall,



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


to the best of the Borrowers' knowledge, be true and correct; (g) to the best of the Borrowers' knowledge, all signatures and endorsements that appear on all documents and agreements relating to Accounts Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) the Borrowers shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agent shall reasonably require; (i) the Borrowers will immediately notify the Agent if any of their accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent for the benefit of the Lenders and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) the Borrowers will, promptly upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters materially and adversely affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, as such term is defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional Collateral; (l) the Borrowers shall not redate any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of their business and in the industry; (m) the Borrowers shall conduct a physical count of their Inventory at such intervals as the Agent may reasonably request and the Borrowers shall promptly supply the Agent with a copy of such count accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such Inventory; and (n) the Borrowers are not and shall not be entitled to pledge the Agent's or the Lender's credit on any purchases for or any purpose whatsoever.

                  9.04. Collateral Custodian. Upon the occurrence and during the continuance of an Event of Default or Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrowers a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent and the Lenders' interests. The Borrowers hereby agree to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent, by reason of the employment of the custodian shall be charged to the Loan Account.


                                   ARTICLE X

                                    DEFAULTS

                  10.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

                           (a) The Borrowers shall fail to make any payment of principal of any Loan or any Reimbursement Obligation when due; or

                           (b) The Borrowers shall fail to make any payment of interest on any Loan when due and such failure shall continue for more than three (3) days;

                           (c) The Borrowers shall fail to pay when due any fee or other amount payable under this Agreement or any other Loan Document (including but not limited to the making of deposits in the Depository Accounts, the Cash Concentration Account or the Letter of Credit Cash Collateral Account), and such failure shall continue unremedied for more than five (5) days; or

                           (d) Any representation or warranty made by an Obligor under any Loan Document or any statement made by a Borrower in any financial statement, certificate, report or document furnished to the Agent or the Lenders pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

                           (e)      The Borrowers shall default in the
         performance or observance of the covenants contained in Section 2.09, 7.01(g), 7.03, or 7.10 or Article VIII, or any Borrower shall default in the performance or observance of the provisions contained in
         Section 5(e) of either Security Agreement or GS Technologies shall default in the performance or observance of the provisions contained in the Guaranty; or

                           (f) An Obligor shall default in the performance or observance of any other covenant, agreement or duty under any Loan Document (to the extent not otherwise set forth in this Section 10.01) and such default shall have continued unremedied for a period of thirty (30) days after the earlier of the date on which (A) a Designated Financial Officer or other senior or executive officer of a Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Administrative Borrower by the Agent or any Lender; provided, however, that if a default under this subsection cannot by its nature be cured within such thirty (30) day period, the Borrowers shall have an additional thirty (30) days as long as the cure is commenced during the initial thirty (30) day period and the Borrowers are proceeding diligently to cure such failure; or

                           (g) The Borrowers or any Subsidiary shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against any such Person based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with any of the foregoing, any such Person shall incur Environmental Liabilities and Costs which are unstayed, due and owing in an amount in excess of $2,000,000; or

                           (h) An Obligor shall fail to pay any principal or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Notes) having a principal amount of $2,000,000 or more in the aggregate, or any interest or premium thereon, when due



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

         (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                           (i)      An Obligor (i) shall institute any
         proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for an Obligor or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (h); or

                           (j) Any proceeding shall be instituted against an Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Obligor or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

                           (k) Any material provision of any Loan Document shall at any time for any reason be declared by a court of competent jurisdiction in an action to which an Obligor is a party to be null and void, or unenforceable against any Obligor, or an Obligor shall deny in writing that such Obligor has any liability or obligation purported to be created under any Loan Document; or

                           (l) The Security Agreements or any other Security Document, after delivery thereof pursuant hereto and the filing of the applicable financing statements delivered pursuant to
         Section 5.01(d) or Section 7.15, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in any Collateral purported to be covered thereby; or

                           (m) One or more judgments or orders (other than a judgment described in subsections (h) or (i) of this Section 10.01) for the payment of money exceeding any applicable insurance or bond coverage by more than $1,500,000 in the aggregate, to the extent not covered by insurance, shall be rendered against an Obligor unless enforcement of such judgment shall have been stayed by reason of a pending appeal or otherwise; or

                           (n) A Borrower or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Borrower or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $1,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, such Borrower's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $1,000,000; or

                           (o) Any Termination Event with respect to any Benefit Plan shall have occurred, and, thirty (30) days after notice thereof shall have been given to a Borrower by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and
         (ii) the then current value of such Benefit Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Benefit Plan by more than $1,000,000 (or in the case of a Termination Event involving liability under Section 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA, the liability is in excess of such amount); or

                           (p)      A Change of Control shall occur; or

                           (q) (i) GSI shall cease to directly own and control, of record and beneficially, 100% of the outstanding common stock of GS Technologies, free and clear of all Liens; or (ii) GS Technologies shall cease to directly own and control, of record and beneficially, 100% of the outstanding common stock of GSTOC free and clear of all Liens except for the Lien thereon created under the 1994 Indenture in favor of the trustee thereunder; or

                           (r) The trustee under the 1994 Indenture or any holders of the 12% Senior Notes shall give any notice of default or notice of acceleration with respect thereto, or to any security documents executed in connection therewith or otherwise commence the exercise of any remedies with respect to any collateral therefor.

                  10.02. Consequences of an Event of Default. If an Event of Default shall occur and be continuing or shall exist the Agent may, and upon the direction of the Majority Lenders, shall by notice to the Borrowers:

                           (a) declare the Revolving Credit Commitment of each Lender and the Current Commitment terminated, whereupon the Revolving Credit Commitment of each Lender and the Current Commitment will terminate immediately without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

                           (b) declare the unpaid principal amount of the Notes, interest accrued thereon, the total amount of the Letter of Credit Exposure that is not cash collateralized in accordance with this Agreement, any fees due hereunder and all other amounts owing by the Borrowers hereunder or under the Notes to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

                           (c)      give notice to the Borrowers of the
         occurrence and continuance of an Event of Default; or

                           (d)      at any time when there are no Loans
         outstanding, maintain cash collateral (to the extent a Borrower has or receives cash) equal to 105% of all outstanding Letters of Credit; or

                           (e)    apply all funds deposited in the Cash
         Concentration Account, and in the Letter of Credit Cash Collateral Account to the payment, in whole or in part, of the Obligations; or

                           (f) set-off amounts in the Cash Concentration Account, the Letter of Credit Cash Collateral Account, or any other account under the dominion and control of the Agent and apply such amounts to the Obligations of the Borrowers hereunder and under the Loan Documents.

provided, however, that upon the occurrence of any Event of Default described in subsection (i) or (j) of Section 10.01, the Loans and all Reimbursement Obligations, all interest thereon, all fees hereunder and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrowers.

                  10.03. Deposit for Letters of Credit. Upon demand by the Letter of Credit Issuer after the occurrence and during the continuance of any Event of Default, the Borrowers shall deposit with the Agent for the benefit of the Letter of Credit Issuer with respect to each Letter of Credit then outstanding cash in an amount equal to the greatest amount for which such Letter of Credit may be drawn. During the continuance of such Event of Default, such deposits shall be held by the Agent for the benefit of the Letter of Credit Issuer in the Letter of Credit Cash Collateral Account as security for, and to provide for the payment of, the Letter of Credit Exposure.

                  10.04. Certain Remedies. If an Event of Default has occurred and is continuing, each of the Agent and the Lenders may exercise all rights and remedies which it may have hereunder or under any other Loan Document or at law or in equity or otherwise. All such remedies shall be cumulative and not exclusive.



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                                   ARTICLE XI

                                 MISCELLANEOUS

         11.01. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         11.02. Records. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Current Commitment, the Stated Amount of each Letter of Credit, the principal amount of all Reimbursement Obligations, the Letter of Credit Exposure, and the accrued and unpaid Administrative Management Fee, Unused Line Fee and Letter of Credit Fees shall at all times be ascertained from the records of the Agent, and, subject to Section 2.08(b), shall be conclusive and binding absent manifest error.

         11.03. Amendments and Waivers.

         (a) No amendment or modification of any provision of this Agreement or of any of the Notes or of any other Loan Document shall be effective without the written agreement of the Majority Lenders and the Borrowers and no termination or waiver of any provision of this Agreement or of any of the Notes, or consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which the Majority Lenders shall have the right to grant or withhold at their sole discretion; except that any amendment, modification, or waiver (i) of any provision of Article II or III which amendment, modification or waiver increases the Revolving Credit Commitment of any Lender, reduces the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduces the amount of any fee payable for the account of any Lender, or postpones or extends any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Exposure payable to any Lender, (ii) that increases the aggregate amount of the Revolving Credit Commitments, of the Lenders, (iii) of the definitions of "Termination Date," "Majority Lenders" or "Pro Rata Shares," (iv) of the definitions of "Eligible Inventory," "Eligible Accounts Receivable" or "Borrowing Base" if the effect of such amendment, modification or waiver is to increase the Availability of the Borrowers, (v) of any provision of this Agreement or any Loan Document that would permit Liens on the Collateral or release all or a substantial portion of Collateral (except as set forth in Section 12.08 hereof or except as otherwise permitted herein) or release the Guarantor from its Obligations under the Guaranty, (vi) of the provisions contained in this Section 11.03, shall be effective only if evidenced by a writing signed by or on behalf of (A) any Lender affected thereby in the case of the amendments, modifications or waivers described in clause (i) above or (B) all Lenders in the case of the amendments, definitions or waivers described in clauses (ii) through (vi) above. No amendment, modification, termination, or waiver of any provision of Article XII or any other provision referring to the Agent shall be effective without the written concurrence of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 11.03 shall be binding on each Lender, each future Lender, and, if signed by the Borrowers, on the Borrowers.

                (b) Notwithstanding anything to the contrary contained in subsection 11.03(a), in the event that the Borrowers request that this Agreement or any other Loan Document be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Majority Lenders, then, with the consent of the Borrowers and the Majority Lenders, the Borrowers and the Majority Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively the "Minority Lenders") to provide for (w) the termination of the Revolving Credit Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other Lenders, or an increase in the Revolving Credit Commitment of one or more of the Majority Lenders, so that the Revolving Credit Commitments after giving effect to such amendment shall be in the same aggregate amount as the Revolving Credit Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Majority Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as the Borrowers and the Majority Lenders may determine to be appropriate.

         11.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lenders or the Agent in exercising any right, power or privilege under this Agreement, the Notes or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lenders or the Agent under this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Lenders or the Agent have thereunder or at law or in equity or otherwise. The Lenders or the Agent may exercise their rights and remedies against the Borrowers and the Collateral as the Lenders and the Agent may elect, and regardless of the existence or adequacy of any other right or remedy.

         11.05. Notices.

                (a) All notices, requests, demands, directions and other communications (collectively "Notices") under the provisions of this Agreement or the Notes shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, or delivered by recognized overnight courier and shall be effective (i) if mailed, three (3) days after being deposited in the mails, (ii) if telecopied, when sent, confirmation received and (iii) if delivered, upon delivery with a receipt therefor. All notices shall be sent to the applicable party at the address stated on the signature page hereof together

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with, in the case of a letter of credit request and Letter of Credit
Application sent pursuant to Section 3.01(a), a copy to the Agent at the address for the Agent provided on the signature page hereof, or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                (b) The Lenders and the Agent may rely, and shall be fully protected in relying, on any notice purportedly made by or on behalf of the Borrowers and the Lenders and the Agent shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not made in a manner authorized or required by this Agreement or any other Loan Document.

         11.06. Expenses; Taxes; Attorneys' Fees; Indemnification. (a) Each Borrower jointly and severally agrees to pay or cause to be paid, on demand, to the Agent, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Agent, accounting, due diligence, periodic field audits, appraisals, investigations, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Agent from time to time arising from or relating to:
(a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent's and the Lenders' rights under this Agreement or the other Loan Documents, (d) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (e) the filing of any petition, complaint, answer, motion or other pleading by the Agent, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (f) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (g) any attempt to enforce any Lien in any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to collect from a Borrower, and (i) the receipt of any advice with respect to any of the foregoing. If a Borrower either fails to perform any covenant or agreement contained herein or in any other Loan Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

                (b) The Borrowers jointly and severally agree to indemnify and defend the Agent and the Lenders and their directors, officers, agents, employees and affiliates (collectively, the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, obligations, losses, penalties, actions, judgments, suits, costs, disbursements or expenses of any nature whatsoever (including reasonable attorneys' fees and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding or claim brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Loan Document, any Obligation, act, event or transaction contemplated hereby or thereby or any Loan or proposed Loan or Letter of Credit or proposed Letter of Credit hereunder

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(including, but without limitation, any use made or proposed to be made by a
Borrower or any of its Affiliates of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan or Letter of Credit) (the "Indemnified Matters"), but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent finally judicially determined to have resulted from the gross negligence or willful misconduct of the Indemnified Party. Without limitation of the foregoing, Indemnified Matters shall include: (i) all Environmental Liabilities and Costs arising from or in connection with the past, present or future operations of a Borrower or any of its Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (ii) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of a Borrower or any of its Subsidiaries required under Environmental Law, or (iii) any costs or liabilities incurred in connection with any Environmental Lien.

         11.07. Application. Except to the extent, if any, expressly set forth in this Agreement or in the Loan Documents, the Agent and the Lenders shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

         11.08. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         11.09. Governing Law. This Agreement and the Notes shall be deemed to be contracts under the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

         11.10. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein other than the Fee Letter.

         11.11. Duration; Survival. All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of the Loans and the issuance of any Letter of Credit and shall not be waived by the execution and delivery of this Agreement, the Notes or any other Loan Document, any investigation by or knowledge of the Agent or the Lenders, the making of any Loan or the issuance of any Letter of Credit hereunder, or any other event whatsoever. All covenants and agreements of the Borrowers contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder and until the Obligations (other than contingent indemnification rights as to unknown matters) have been paid in full and no Letters of Credit remain outstanding. Without limitation, it is understood that all obligations of the Borrowers to make payments to or

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indemnify the Agent and the Lenders (including, without limitation, obligations arising under Section 11.06 hereof) shall survive the payment in full of the Notes and all Reimbursement Obligations and of all other obligations of the Borrowers thereunder and hereunder, termination of this Agreement and all other events whatsoever and whether or not any Loans are made or Letters of Credit issued hereunder.

         11.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         11.13. Assignments; Participations.

               (a) Each Lender may with the written consent of the Agent, which consent shall not be unreasonably withheld, assign to one or more commercial banks or other financial institutions a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Revolving Credit Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit) and the other Loan Documents; provided, however, that (i) each such assignment shall be in a principal amount of not less than $10,000,000 and in multiples of $1,000,000 in excess thereof (or the remainder of such Lender's Revolving Credit Commitment),
(ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letters of Credit) of a Lender hereunder and thereunder and
(B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                (b) By executing and delivering an Assignment and Acceptance, the assignor and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of a Borrower or any of its Subsidiaries or the performance or observance by a Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance

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upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                (c) The Agent shall maintain at its address referred to on the signature page hereto, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to and the participation interest in the Letters of Credit of, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an assignee Lender, together with the Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Borrowers and
(iii) record the information contained therein in the Register. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee Lender in an aggregate principal amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note to the order of the assigning Lender in an aggregate principal amount equal to the Revolving Credit Commitment retained by it hereunder, in each case prepared by the Agent. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of the Agent's acceptance of such assignment and acceptance and shall otherwise be in substantially the form of Exhibit A-1 or Exhibit A-2 hereto, as the case may be.

                (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the Loans owing to it and its participation in Letters of Credit); provided that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this

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Agreement and the other Loan Documents; and (iii) such Lender agrees with the participant that it will not, without the consent of the participant, agree to
(A) extend the maturity dates or decrease in the principal amount of the Loans or Reimbursement Obligations, or (B) extend the due dates of or a decrease the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) release all or a substantial portion of the Collateral (except as set forth in Section 11.08 of this Agreement or any Loan Document).

                (f) Notwithstanding the foregoing provisions of this Section 11.13, each Lender may at any time sell, assign, transfer, or negotiate all or any part of its rights and obligations under this Agreement and the Loan Documents to any Affiliate of such Lender.

         11.14. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrowers may not assign or transfer any of its rights hereunder or thereunder without the prior written consent of all of the Lenders.

         11.15. Confidentiality. Upon delivering to any Lender or the Agent, or permitting any Lender or the Agent to inspect, any written information pursuant to this Agreement or the other Loan Documents, each Lender and the Agent shall treat such information as confidential to the extent such information is conspicuously marked confidential. Each Lender and the Agent agrees to hold such information in confidence from the date of disclosure thereof. Subject to the other provisions of this Section 11.15, each Lender and the Agent may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by any Lender or the Agent only after determining that such third party has been instructed to hold such information in confidence to the same extent as if it were a Lender. Notwithstanding the foregoing, the provisions of this Section 11.15 shall not apply to information within any one of the following categories or any combination thereof: (i) information which any Lender or the Agent had in its possession prior to receipt thereof from the disclosing party, or (ii) information received by any Lender or the Agent from a third party having no obligations of nondisclosure with respect thereto. Nothing contained in this
Section 11.15 shall prevent any disclosure: (x) believed in good faith by any Lender or the Agent to be required by any law or guideline or interpretation or application thereof by any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) reasonably determined by counsel for any Lender or the Agent to be necessary or advisable in connection with enforcement or preservation of rights under or in connection with this Agreement or any other Loan Document or (z) of any information which has been made public by a Person other than any Lender or the Agent. The Lenders and the Agent shall have the right to disclose any confidential information described in this Section 11.15 to the Letter of Credit Issuer and to an assignee or prospective assignee or to a participant or prospective participant in Loans hereunder, provided that the assigning or selling Lender shall have obtained from such assignee or prospective assignee or participant or prospective participant an agreement to hold such information in confidence to the same extent as if it were a Lender.

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         11.16. Waiver of Jury Trial. BY ITS EXECUTION AND DELIVERY OF THIS
AGREEMENT, THE AGENT, EACH LENDER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

         11.17. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default any Lender, the Agent and the Letter of Credit Issuer may, and is hereby authorized to, at any time from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other indebtedness at any time owing by such Lender, the Agent or the Letter of Credit Issuer to or for the credit or the account of the Borrowers against any and all Obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender, the Agent and the Letter of Credit Issuer shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Each Lender, the Agent and the Letter of Credit Issuer agrees promptly to notify a Borrower after any such setoff and application made by such Lender, the Agent or the Letter of Credit Issuer; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender, the Agent and the Letter of Credit Issuer under this Section
11.17 are in addition to the other rights and remedies (including, without limitation, other rights of setoff under applicable law or otherwise) which such Lender, the Agent or the Letter of Credit Issuer may have.

         11.18. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         11.19. Forum Selection and Consent to Jurisdiction. Any litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statement (whether verbal or written) or action of the Agent, any Lender, the Agent, the Letter of Credit Issuer or the Borrowers may be brought and maintained exclusively in the courts of the State of New York or the United States District Court for the Southern District of New York; provided, however, that any suit seeking enforcement against any Collateral or other property may be brought, at the Agent's option, in the courts of any jurisdiction where such Collateral or other property may be found. The Borrowers hereby expressly and irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation and irrevocably agree to be bound by any judgment rendered thereby in connection with such litigation. The Borrowers further irrevocably consent to the service of process (i) by registered or certified mail, postage prepaid, to the Administrative Borrower at its address for

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notices contained in Section 11.05 hereof, such service to become effective five (5) days after such mailing, or (ii) by personal service within or without the State of New York. Nothing herein shall affect the right of the Agent, any Lender or the Letter of Credit Issuer to service of process in any other manner permitted by law. The Borrowers hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

         11.20. The Administrative Borrower as Agent for Borrowers. Each Borrower hereby irrevocably appoints GSTOC as the Administrative Borrower, agent and attorney-in-fact for the Borrowers which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide the Agent with all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower to provide the Agent with all notices and to take all action as the Administrative Borrower deems appropriate with respect to all Letters of Credit under this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agent, the Letter of Credit Issuer nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agent, the Letter of Credit Issuer and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnified Parties and hold the Indemnified Parties harmless against any and all liability, expense or loss made against such Indemnified Parties by either of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided or (b) the Agent, the Lenders and the Letter of Credit Issuer relying on any instructions of the Administrative Borrower.


                                  ARTICLE XII

                                   THE AGENT

         12.01. Appointment. Each Lender (and each subsequent holder of any Note by its acceptance thereof) hereby irrevocably appoints and authorizes CIT, in its capacity as Agent (i) to receive on behalf of each Lender any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the

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Agent, and, subject to Section 2.03 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received, (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notice or agreements to the Lenders, and (iii) subject to Section 11.03 of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Loans, Letters of Credit and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions of the Majority Lenders shall be binding upon all Lenders and all holders of Notes; provided, however, that the Letter of Credit Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.

         12.02. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrowers and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Credit Extension hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Borrowers pursuant to the terms of this Agreement or any Loan Document. If the Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Majority Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

         12.03. Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other
Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent

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jurisdiction. Without limiting the generality of the foregoing, the Agent (i)
may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 11.13 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Potential Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and
(vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or the Borrowing Base or any certificate prepared by a Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain the Borrowing Base or any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 2.08(c), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of the Majority Lenders.

         12.04. Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         12.05. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this

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

Agreement or any of the Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 12.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such resulted from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Agent is not reimbursed for such expenses by Borrowers. The obligations of the Lenders under this
Section 12.05 shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of this Agreement.

         12.06. Successor Agent.

                (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent who shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as the Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the Borrowers, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Majority Lenders, with the consent of the Borrowers, appoint a successor Agent as provided above.

         12.07. Collateral Matters.

                (a) The Agent may from time to time, during the occurrence and continuance of an Event of Default, make such disbursements and advances
("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to

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

the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 11.06. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. The Agent shall notify each Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 12.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender the Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate.

                (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Revolving Credit Commitments and payment and satisfaction of all Loans, Reimbursement Obligations, other Letter of Credit Exposure (whether or not due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of if a Borrower certifies to the Agent that the sale or disposition is made in compliance with
Section 8.04 (b) hereof (and the Agent may rely conclusively on any such certificate, without further inquiry); or constituting property in which a Borrower owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Majority Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.07(b).

                (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Majority Lenders (as set forth in Section 12.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 12.07(b). So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the Majority Lenders of its authority to release any particular item or types of Collateral, and upon at least five (5) Business Days' prior written request by the Administrative Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Borrowers in respect of) all interests in the Collateral retained by the Borrowers.

                (d) The Agent shall have no obligation whatsoever to any Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to the Security Documents

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

has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 12.07 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                      BORROWERS:

                                      GS TECHNOLOGIES OPERATING CO., INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      Address for Notices:

                                      1901 Roxborough Road
                                      Suite 200
                                      Charlotte, NC
                                      Attention:   L.-M. Hubert

                                      Telephone:   (704) 442-3154
                                      Telecopier:  (704) 365-4340



                                      GEORGETOWN STEEL CORPORATION


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      Address for Notices:

                                      1901 Roxborough Road
                                      Suite 200
                                      Charlotte, NC
                                      Attention:   L.-M. Hubert

                                      Telephone:   (704) 442-3154
                                      Telecopier:  (704) 365-4340

                                      ME INTERNATIONAL, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                      Address for Notices:

                                      1901 Roxborough Road
                                      Suite 200
                                      Charlotte, NC
                                      Attention:   L.-M. Hubert

                                      Telephone:   (704) 442-3154
                                      Telecopier:  (704) 365-4340



                                      ME-WEST CASTINGS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      Address for Notices:

                                      1901 Roxborough Road
                                      Suite 200
                                      Charlotte, NC
                                      Attention:   L.-M. Hubert

                                      Telephone:   (704) 442-3154
                                      Telecopier:  (704) 365-4340

                                      AGENT AND LENDER:

                                      THE CIT GROUP/BUSINESS CREDIT, INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      Address for Notices:

                                      The CIT Group/Business Credit, Inc.
                                      1211 Avenue of the Americas
                                      New York, New York  10036
                                      Attention:   Susan George, Vice President
                                      Telephone:   (212) 536-1270
                                      Telecopier:  (212) 536-1295